UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SELECT BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SELECT BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

Notice of Internet Availability of Proxy Materials

To Be Held

May 22, 2018

NOTICE is hereby given that the Annual Meeting of Shareholders of Select Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	Fairfield Inn & Suites

688 Jackson Road
Dunn, North Carolina 28334

Date:	May 22, 2018

Time:	10:00 a.m.

The purposes of the meeting are:

1.	Election of Directors. To elect eight members of the Board of Directors for the terms set forth in this proxy statement;

2.	Omnibus Stock Incentive Plan. To vote on a proposal to approve the Select Bancorp, Inc. 2018 Omnibus Stock Incentive Plan;

3.	Ratification of Accounting Firm. To ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2018; and

4.	Other Business. To transact any other business that may properly come before the meeting.

You are cordially invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of meeting, proxy statement, proxy card and annual report are available at: www.investorvote.com/SLCT.

By Order of the Board of Directors

William L. Hedgepeth II President and Chief Executive Officer

April 2, 2018

SELECT BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about April 2, 2018

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2018

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors (the “Board”) of Select Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) to be held at the Fairfield Inn & Suites, 688 Jackson Road, Dunn, North Carolina 28334, at 10:00 a.m. on May 22, 2018, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are J. Gary Ciccone, Carlie C. McLamb, Jr., and K. Clark Stallings, whom we collectively refer to herein as the proxies. Shares represented by each appointment of proxy that is properly executed and returned or appointed by internet, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the eight nominees for director named in Proposal 1 below and FOR Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Vice President and Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary bank without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on March 23, 2018, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 25,000,000 shares are authorized and 14,013,917 shares were outstanding on the Record Date. There were approximately 1,255 record shareholders of the Corporation’s common stock as of the Record Date. Each shareholder of the Corporation’s common stock is entitled to one vote for each share held of record on the Record Date for each director to be elected and for each other matter submitted for voting.

Voting Procedures; Quorum; Votes Required for Approval

Shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting. Assuming a quorum is present, below are voting requirements for each of the proposals:

Proposal 1: Election of Directors. The eight nominees receiving the greatest number of votes shall be elected as directors of the Corporation for the terms indicated under the description of Proposal 1 below.

Proposal 2: Omnibus Stock Incentive Plan. For Proposal 2 to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Proposal 3: Ratification of Accounting Firm. For Proposal 3 to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Abstentions and broker non-votes will have no effect on the outcome of the proposals, other than for purposes of determining whether a quorum is present.

Authorization to Vote on Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their best judgment on all other matters that may properly come before the Annual Meeting for action by the shareholders, including any procedural motions.

Interest of Certain Persons in Matters to be Acted Upon

The Corporation’s directors and executive officers have an interest in the proposal to approve the Corporation’s 2018 Omnibus Stock Incentive Plan described in Proposal 2 that is in addition to, and may be different from, any interests they may have as shareholders of the Corporation generally. This interest arises from the status of the Corporation’s directors and executive officers as potential recipients of awards under the 2018 Omnibus Stock Incentive Plan. Collectively, these directors and executive officers beneficially owned 1,977,582 shares of the Company’s common stock representing approximately 14.02% of the total number of common shares outstanding as of March 23, 2018.

Beneficial Ownership of Voting Securities

As of March 23, 2018, no shareholder known to management beneficially owned more than 5% of the Corporation’s common stock, except as disclosed in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Jeffrey S. Stallings (2) 1645 East Arlington Boulevard, Suite E Greenville, NC 27858	987,736	7.05%
RMB Capital Management, LLC (3) 115 S. LaSalle Street, 34th Floor Chicago, IL 60603	799,962	5.71%

(1)	The calculation of the percentage of class beneficially owned is based on a total of 14,013,917 shares of common stock outstanding as of March 23, 2018, which is the Record Date for the Annual Meeting.
(2)	Ownership is based on Schedule 13G filed with the Securities and Exchange Commission on August 4, 2014, and the information contained therein. Includes 750,186 shares held by The Bill and Faye Stallings Family Trust II, 184,434 shares held by The Marion Faye Stallings Living Trust dated November 29, 2007; 20,956 shares held by The Virginia B. Stallings Irrevocable Trust dated April 3, 2000; 20,956 shares held by The Elizabeth L. Stallings Irrevocable Trust dated April 3, 2000; and 11,204 shares held by The Molly B. Stallings Irrevocable Trust. Mr. J. Stallings disclaims beneficial ownership of such shares held by the various trusts except to the extent of any pecuniary interest therein.

(3)	Ownership is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 13, 2018, by RMB Capital Management, LLC (a registered investment adviser), RMB Capital Holdings, LLC (principal owner of RMB Capital Management, LLC), Iron Road Capital Partners LLC, RMB Mendon Managers, LLC, and Mendon Capital Advisors Corp. (a registered investment adviser).

As of March 23, 2018, the beneficial ownership of the Corporation’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class (3)
W. Keith Betts Wilmington, NC	840	*
J. Gary Ciccone (4) Fayetteville, NC	152,327	1.09%
Charles R. Davis (5) Charlotte, NC	145,907	1.04%
James H. Glen, Jr. (6) Charlotte, NC	41,053	*
Oscar N. Harris (7) Dunn, NC	414,235	2.96%
Alicia Speight Hawk (8) Greenville, NC	35,063	*
Gerald W. Hayes Dunn, NC	138,620	*
William L. Hedgepeth II Fayetteville, NC	65,330	*
Ronald V. Jackson Clinton, NC	50,987	*
Mark. A Jeffries Elizabeth City, NC	840	*
Lynn H. Johnson Angier, NC	10,190	*
John W. McCauley Fayetteville, NC	67,825	*
Carlie C. McLamb, Jr. (9) Dunn, NC	97,472	*
V. Parker Overton Grimesland, NC	153,123	1.09%
Anthony E. Rand (10) Fayetteville, NC	90,217	*
Sharon L. Raynor (11) Dunn, NC	275,733	1.97%
K. Clark Stallings (12) Greenville, NC	53,879	*
W. Lyndo Tippett (13) Fayetteville, NC	39,394	*
D. Richard Tobin, Jr. Smithfield, NC	2,190	*
Seth M. Wilfong (14) Charlotte, NC	142,357	1.02%
All Directors and Executive Officers as a group (20 persons)	1,977,582	14.02%

*	Represents beneficial ownership of less than one percent of the class.

(1)	Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Harris – 89,299 shares; Ms. Hawk – 17,733 shares; Mr. Hedgepeth – 930 shares; Mr. Jackson – 35,857 shares; Ms. Raynor – 72,958 shares; and Mr. Tippett – 18,185 shares.

(2)	Included in the beneficial ownership tabulations are the following shares underlying options to purchase shares of common stock of the Corporation that were outstanding and exercisable as of March 23, 2018 (or will become exercisable within 60 days of such date): Mr. Betts – 840 shares; Mr. Glen –14,618 shares; Ms. Hawk – 14,252 shares; Mr. Hedgepeth – 26,650 shares; Mr. Jeffries – 840 shares; Ms. Johnson – 10,190 shares; Mr. Overton – 14,088 shares; Mr. Stallings – 13,129 shares; Mr. Tobin – 1,540 shares; and for all directors and executive officers as a group – 96,147 shares.

(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 14,013,917 shares of common stock outstanding as of March 23, 2018, and (ii) options to purchase shares of common stock which are exercisable as of or within 60 days of March 23, 2018.

(4)	Includes 5,396 shares owned by Mr. Ciccone’s spouse.

(5)	Includes 2,599 shares held by Mr. Davis’s spouse and 21,396 shares held by a business he controls.

(6)	Includes 18,582 shares pledged as collateral.

(7)	Includes 2,395 shares owned by the Oscar N. and Jean W. Harris Revocable Trust.

(8)	Includes 3,078 shares held as custodian for children.

(9)	Includes 28,539 shares owned by Mr. McLamb’s spouse.

(10)	Includes 10,700 shares owned by Mr. Rand’s spouse.

(11)	Includes 180,062 shares owned by Ms. Raynor’s husband.

(12)	Includes 3,081 shares owned by Mr. Stallings’s spouse and 24,648 shares held as custodian for minor children.

(13)	Includes 1,742 shares owned by Mr. Tippett’s spouse.

(14)	Includes 142,357 shares held by The Snowball Master Fund, Ltd. for which Mr. Wilfong has voting and dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than 10% of the common stock of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Based upon a review of copies of reports received by the Corporation, all required reports of directors, executive officers, and 10% beneficial owners of the Corporation during 2017 were filed on a timely basis with the exception of:

•	one Form 3 of Mr. Betts, which was filed late.
•	one Form 4 for each of Mr. Betts, Mr. Hedgepeth, Mr. Jeffries, Mr. Tobin, and Ms. Johnson to report the grant of stock options that were not timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at sixteen (16) and recommends that shareholders vote for the nominees listed below each for the respective terms set forth in the table below.

Name and Age	Length of Term Nominated	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During the Past Five Years
Oscar N. Harris (78)	1 year	Director	2000	President, DTH Management Group, Ltd., Dunn, NC (Property Management); Managing Member, O Harris Group, LLC; Oscar N. Harris, CPA (retired); Mayor – City of Dunn

W. Lyndo Tippett (78)	1 year	Director	2004	Certified Public Accountant; former Secretary, State of North Carolina Department of Transportation

James H. Glen, Jr. (76)	2 years	Director	2004	Consultant and Founder, Glen and Hewett, LLC (Community Bank Consulting Firm), Charlotte, NC

Charles R. Davis (56)	3 years	Director	2007	Chairman of the Board of C.A. Short Company (employee engagement and employee recognition company), Shelby, NC

Alicia Speight Hawk (51)	3 years	Director	2004	Director of Advancement, The Oakwood School, (College Preparatory School), Greenville, NC

John W. McCauley (50)	3 years	Director	2004	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley McDonald Investments, Inc. (Commercial Real Estate Firm), Fayetteville, NC

Sharon L. Raynor (60)	3 years	Director	2005	President and Director, LIFE, Inc. (Provider of Long-Term Care for Developmentally Disabled Consumers), Goldsboro, NC

Seth M. Wilfong (37)	3 years	Director	2014	Director/Managing Member for Atlas Principals, LLC (Investment Adviser); Managing Member of Wilfong Properties, LLC, Charlotte, NC

(1)	Reflects the year in which each individual was first elected a director of the Corporation or its subsidiary bank (including any predecessor corporations) and does not reflect any break(s) in tenure. Messrs. Davis and Wilfong were most recently appointed to the Board of Directors of the Corporation following the merger of Premara Financial, Inc. with and into the Corporation on December 15, 2017. Each of Messrs. Davis and Wilfong were previously directors of Carolina Premier Bank, which was merged into Select Bank in connection with the Premara Financial acquisition.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR FOR THE TERM INDICATED ABOVE.

Incumbent Directors

The Corporation’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table.

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years
J. Gary Ciccone (71)	Chairman of the Board	2019	Real estate developer; Owner and Vice President, Nimocks, Ciccone & Townsend, Inc. (Commercial Real Estate Brokerage)

Ronald V. Jackson (76)	Director	2019	President, Clinton Truck and Tractor Company; Former President, Southeastern Equipment Dealers Association

V. Parker Overton (73)	Director	2019	Real Estate Developer; Founder, Overton’s Sports Center

K. Clark Stallings (50)	Director	2019	Manager, Stallings Group, Ltd., Greenville, NC

Gerald W. Hayes (74)	Director	2020	President and Managing Partner, Hayes, Williams, Turner & Daughtry, P.A. (Law Practice)

William L. Hedgepeth II (56)	Director, President, and CEO	2020	President and Chief Executive Officer, Select Bancorp, Inc. and Select Bank & Trust since 2008

Carlie C. McLamb, Jr. (53)	Director	2020	President, Carlie C’s Operation Center, Inc., d/b/a Carlie C’s IGA (Grocery Stores);

Anthony E. Rand (78)	Director	2020	President, Rand & Gregory, PA (Law Practice); Director, Franklin Street Partners, Inc. (Wealth Management); former Associate Vice President, Fayetteville Technical Community College, Fayetteville, NC; former Majority Leader, North Carolina State Senate

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Corporation is presented below. In July 2014, the Corporation (then known as New Century Bancorp, Inc.) merged with Select Bancorp, Inc., Greenville, NC, with the Corporation being renamed Select Bancorp, Inc. following the merger. Similarly, the Corporation’s subsidiary bank (then known as New Century Bank) merged with Select Bank & Trust Company, Greenville, NC, with the Corporation’s subsidiary bank being renamed Select Bank & Trust Company. For ease of reference, when we refer to either of the former Greenville-based entities in describing our directors’ experience, we so indicate by adding “Greenville” in parenthetical following the respective entity’s name.

J. Gary Ciccone. Mr. Ciccone served as chairman of the board of directors of New Century Bank and New Century Bancorp since April 2008 and was a founding director of New Century Bank of Fayetteville, serving as chairman of the board of that institution from inception until its merger with New Century Bank. Mr. Ciccone retained the title of chairman following the 2014 mergers of the Corporation and its subsidiary bank with Select Bancorp (Greenville) and Select Bank & Trust (Greenville). Mr. Ciccone has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. As owner and vice president of Nimocks, Ciccone & Townsend in Fayetteville, he has extensive experience in real estate development and commercial real estate brokerage and has also developed and managed numerous commercial properties. Mr. Ciccone has prior experience as a bank director, serving on the board of directors and as secretary of New East Bank of Fayetteville, and he also served on the North Carolina Board of Transportation from November 2009 to October 2011. Mr. Ciccone holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

Charles R. Davis. Mr. Davis has raised millions of dollars in capital for numerous public and private companies. Mr. Davis has also been active in oil and gas ventures, financial institutions, retail establishments, and the fast food industry. Additionally, from 1980 to 1985, Mr. Davis was vice president and director of real estate of Orange-Co. Inc. From the early 1980s through 2007, Mr. Davis served as an officer and director of Media Source, Inc. Mr. Davis attended Franklin University in Columbus, OH. Mr. Davis currently serves as president of Mid-States Development. Mr. Davis is the chairman of the board of C.A. Short Company, which is a position he has held since 1989. He also previously served as president of C.A. Short Company from 1989-2011.

James H. Glen, Jr. Mr. Glen was a founding director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville). As a director, he was active as chairman of both the Audit and Asset/Liability Management (“ALCO”) Committees. Mr. Glen has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He began his career as a corporate lender in the commercial and industrial loan department of the Prudential Insurance Company of America in Atlanta making loans to small businesses throughout the Southeast. In 1979, he joined the Robinson Humphrey Company as an investment banker in Atlanta and developed a community bank practice in providing capital, merger and acquisition advice. In 1982, he moved to Charlotte and joined the investment banking department of Interstate Securities, which became Wachovia Securities. In 2004, he retired from Wachovia and formed Corporate Value Securities, LLC as a value consultant, which continues as a private investment firm. He is currently a member of Glen & Hewett, LLC, which acts as a consultant to community banks. Mr. Glen is retired from the U.S. Army. He holds a bachelor’s degree from North Georgia College and an MBA from Georgia State College. He holds the designation as an Accredited Senior Appraiser (Business Valuation) of the American Society of Appraisers.

Oscar N. Harris. Mr. Harris was a founding director of New Century Bank and New Century Bancorp and has served as a member of the board of directors since inception. He has completed the North Carolina Bank Directors’ College and the Advanced Bank Directors’ College programs. Mr. Harris is a Certified Public Accountant and was senior partner and president of Oscar N. Harris & Associates, P.A., Dunn, NC from 1978 until 2017. His background provides valuable financial and accounting expertise to the bank’s board of directors and the Audit and Risk Management Committee, which Mr. Harris chairs. In addition to his accounting background, Mr. Harris is also involved in numerous real estate development and management businesses. In addition, he is involved in government service contracting (federal and state). He served as a North Carolina State Senator from 1999 to 2002 and currently serves as Mayor of the City of Dunn. Mr. Harris has extensive prior bank director experience, formerly serving on the board of directors of First Federal Savings Bank from 1987 to 1988 and as a director of Standard Bank & Trust from 1988 to 1996. Mr. Harris was awarded the Man of the Year in Dunn, NC in 1986 and again in 2006 and received the Boy Scouts of America Distinguished Service Award in 1997. Mr. Harris currently serves as a member of the board of trustees of Campbell University where he is on the executive committee and audit committee. He also served as the chairman of Campbell University Medical School Founders Board. Mr. Harris attended Edwards Military Academy, Salemburg, NC, and he holds a Bachelor of Science degree in Business Administration from Campbell University, Buies Creek, NC and is an honors graduate.

Alicia S. Hawk. Mrs. Hawk was a founding director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville), serving as vice chair from 2004 to 2014.  She has completed the North Carolina Bank Directors’ College.  Mrs. Hawk has served as the director of advancement for The Oakwood School in Greenville, NC since 2012.  From 2006 to 2012, Mrs. Hawk was a member of the board of trustees at The Oakwood School and served as president from 2009-2012. Mrs. Hawk has extensive experience in real estate development and commercial real estate brokerage where she served as a real estate asset manager of Speight Properties in Greenville, NC from 2004-2012. She currently holds a NC Real Estate Brokerage License.  Mrs. Hawk has over ten years of consulting engineering experience with CDM Smith in Raleigh, NC and Atlanta, GA. Mrs. Hawk is a NC Registered Professional Engineer.  She holds a Bachelor of Science degree in Civil Engineering and a Masters of Civil Engineering from North Carolina State University in Raleigh, NC.

Gerald W. Hayes. Mr. Hayes was a founding director of New Century Bank and New Century Bancorp and has served as a member of the board of directors since inception. Mr. Hayes is chairman of the Compensation Committee. He has completed the North Carolina Bank Directors’ College. Mr. Hayes is the president and managing partner of Hayes, Williams, Turner & Daughtry, P.A. and has practiced law in Harnett County for over 40 years, providing the board with excellent perspective on legal issues and the Harnett County market area in general. He is also a member and co-owner of Chicora Golf Club in Dunn. Mr. Hayes holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a law degree from Wake Forest University Law School, Winston-Salem, NC.

William L. Hedgepeth II. Mr. Hedgepeth has served as the President and Chief Executive Officer of Select Bank & Trust and Select Bancorp since 2008. He previously served as president and chief executive officer of New Century Bank and New Century Bancorp and as president and chief executive officer of New Century Bank of Fayetteville. Mr. Hedgepeth has more than 33 years of experience in banking. He has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He has also completed the North Carolina Bankers Association’s Advanced Management Program and served on the board of directors of the North Carolina Bankers Association from 2008 to 2010. Mr. Hedgepeth serves on the North Carolina Banker’s Association Legislative and Regulatory Committee. He also serves on the Airborne and Special Operations Museum Board, the Greater Fayetteville Chamber of Commerce Board and the United Way of Cumberland County Board. He also serves on the Vision 2026 Board. Mr. Hedgepeth holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill.

Ronald V. Jackson. Mr. Jackson served on the New Century Bank board of directors in 2002, and on the Dunn and Clinton Advisory Boards. He has served on the Corporation’s and its subsidiary bank’s boards since 2012. Mr. Jackson currently serves as chairman of the Nominating Committee. Mr. Jackson owns and operates Clinton Truck and Tractor Company, a 85-year old local firm where he began working in 1972. Prior to joining Clinton Truck and Tractor, he worked for International Harvester. He has completed the North Carolina Bank Directors’ College. A graduate of North Carolina State University in Raleigh, NC, he received his degree in agricultural engineering.

John W. McCauley. Mr. McCauley was a founding member of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2004. He serves as chairman of the bank’s Loan Committee. Mr. McCauley is chief executive officer of Highland Paving Co., LLC, which is a highway construction firm engaged primarily in the manufacture and placement of hot mix asphalt. He also is general manager of McCauley-McDonald Investments, Fayetteville, NC, which owns and leases approximately 70 commercial properties in North Carolina. He has completed the North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, Davidson, NC and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

Carlie C. McLamb, Jr. Mr. McLamb has served on the Corporation’s and its subsidiary bank’s boards of directors since 2010. Mr. McLamb is president of Carlie C’s IGA, a retail supermarket chain with numerous stores. Mr. McLamb was a founding director of Computer World Inc., and has served as a director and former chairman of the board of that company. In addition, he is currently serving on the board of directors for the North Carolina Retail Merchants Association and as a trustee of Campbell University. Mr. McLamb has completed the Advanced Bank Directors’ College program. In 2017, Mr. McLamb was appointed as President of the Carolina Food Industry Council for the 2017-18 term.

V. Parker Overton. Mr. Overton was a founding member of Select Bank & Trust (Greenville) and Select Bancorp (Greenville), NC where he served as chairman of the board from 2005 to July 2014. He currently serves as chairman of the Bank’s Building Committee. Mr. Overton is the founder of Overton’s, the world’s largest catalog of watersports and boating supplies. He was president of the NC State Veterinary Medical Foundation for three years and also served as chairman of the investment committee for 7 years. He served on the Home Federal Savings and Loan board from 1986 to 1991. He currently serves as an ambassador of Vidant Medical Foundation and also serves on the investment committee of the Randall Terry Foundation for North Carolina State University. He previously served three years as chairman of the finance committee at the former University Health Foundation. Mr. Overton was a founding director and served on the board of Metrics Pharmaceuticals from 1999 until 2012. Mr. Overton also serves as the chairman of the finance committee for Greenville Utilities. He is also active in the commercial real estate business and is a pilot typed in three different jets.

Anthony E. Rand. Mr. Rand was a founding director of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2004. Mr. Rand served in the North Carolina Senate for 22 years and was the Senate Majority Leader in 1987-1988 and from 2001-2009.  He served as chairman and a member of the North Carolina Post-Release Supervision and Parole Commission and was an associate vice president of Fayetteville Technical Community College.  He served as a consultant to Carolina Lithotripsy from 2010 to 2015. He has completed the North Carolina Advanced Bank Directors’ College. Mr. Rand holds a Bachelor of Arts in Political Science from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.  Mr. Rand is president of the law firm of Rand & Gregory, P.A., Fayetteville, NC and has served on numerous boards and commissions including the board of directors of the General Alumni Association of the University of North Carolina, an organization for which he currently serves as Treasurer. Mr. Rand currently also serves on the board of directors of Franklin Street Partners, Inc., Chapel Hill, NC. Mr. Rand has prior experience as a bank director, formerly serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Sharon L. Raynor. Mrs. Raynor has served as a director of the Corporation and its subsidiary bank since 2005. She currently chairs the bank’s ALCO Committee. She has completed the North Carolina Bank Directors’ College. She is president, a director, and an owner of LIFE, Inc., a provider of long-term care for the developmentally disabled for area mental health agencies throughout eastern North Carolina. Mrs. Raynor is very involved in the bank’s local community, serving as a member of the Lucknow Garden Club, and formerly on the Dunn Schools’ advisory board. She worked in the public schools for seven years as a special education teacher. She is a member of the American Association on Intellectual and Developmental Disabilities. She served on the Governor’s Council on Exceptional Children having been appointed by former Governor James B. Hunt. Mrs. Raynor holds a Bachelor of Science in Special Education from East Carolina University, Greenville, NC.

K. Clark Stallings. Mr. Stallings served as a director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville) prior to joining the Corporation’s board of directors in 2014. He has completed the North Carolina Bank Directors’ College. He is manager of Stallings Group Ltd., and he is active in different businesses including auto & consumer finance, automobile auction, auto dealer floor plan financing, Jersey Mike’s Subs restaurants, and commercial income producing real estate. Mr. Stallings is co-founder of Hope of Glory Ministries, a faith-based community outreach to help people in need through the distribution of food, clothes, household resources, and hygiene items. He is a 1989 graduate of East Carolina University, Greenville, NC, with a degree in business management.

W. Lyndo Tippett. Mr. Tippett was a founding director of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2008. He has completed the North Carolina Bank Directors’ College program. Mr. Tippett has been a certified public accountant for over 45 years and is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants. He was a partner in the accounting firm of Tippett Bryan & Merritt, CPAs, Fayetteville, NC from 1976-2015 and currently practices as W. Lyndo Tippett, CPA (sole proprietorship). Additionally, Mr. Tippett served as Secretary of Transportation for the State of North Carolina from 2001 through 2009 and served as a member of the North Carolina Board of Transportation for eight years prior to becoming secretary. He served as a director of the North Carolina State Health Plan of Teachers and State Employees from 2009 through 2011. He was chief executive officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. Mr. Tippett holds a Bachelor of Science in accounting from Barton College. He also has prior experience as a bank director, having served on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Seth M. Wilfong. Mr. Wilfong is a managing partner and co-founder of Atlas Principals, LLC; a thematic, investment manager specializing in early identification of paradigm-shifting themes that have the potential to generate consistent, long-term growth. As Atlas Principals’ Portfolio Manager, he co-manages the portfolio and executes the fund’s trading operations. He has expertise in the banking, technology, and retail sectors. Prior to joining the Board of the Corporation, he served on the board for Carolina Premier Bank in Charlotte, NC before its 2017 merger with Select Bank & Trust. He is a 2002 graduate of East Carolina University with a BSBA concentration in Business Administration & Finance.

Board Leadership Structure

The Board of Directors appoints a chairman, who presides at meetings of the Board and performs such other duties as may be directed by the Board. The Board may select any of its members as its chairman, and it has no formal policy as to whether the Corporation’s chief executive officer will serve as chairman or whether any other director, including a non-employee or independent director, may be elected to serve as chairman. The positions of chief executive officer and chairman are currently held by different persons. At this time, the Board has determined that separating these roles and having an independent director serve as chairman of the Board is in the best interests of our shareholders. The Board believes this division of responsibility facilitates communication between the Board and executive management and is appropriate given the legal and regulatory requirements applicable to the Corporation.

Board’s Role in Risk Oversight

Risk is inherent in any business, and, as is the case with other management functions, the Corporation’s senior management has primary responsibility for managing the risks faced by the Corporation. However, as a financial institution, the Corporation’s business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. The Corporation and its subsidiary bank are subject to extensive regulation that requires us to assess and manage those risks, and our regulators assess our performance in managing those risks during their periodic examinations. As a result, the Board is actively involved in overseeing our risk management programs. The Board administers its oversight function primarily through committees. Additional information regarding the Board’s committees appears below. The Board approves and periodically reviews the Corporation’s operating policies and procedures. We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Director Independence

With the exception of Mr. Hedgepeth, each member of the Corporation’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Corporation and its subsidiary bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director of the Corporation is, or has in the last five years been, a director of any other company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

There are no family relationships among directors, nominees or executive officers of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation’s Board of Directors held thirteen meetings during 2017. None of the Corporation’s incumbent directors attended fewer than 75% of all board meetings and the meetings of any committee(s) of which he or she was a member. It is the policy of the Corporation that directors attend each annual meeting of shareholders. Thirteen of the fourteen members of the Corporation’s Board of Directors then in office attended the 2017 Annual Meeting of Shareholders. The Corporation’s Board has several standing committees including an Audit and Risk Management Committee, a Nominating Committee and a Compensation Committee.

Audit and Risk Management Committee. The current members of the Audit and Risk Management Committee are J. Gary Ciccone, Oscar N. Harris (chairman), James H. Glen, Jr., Anthony E. Rand, and W. Lyndo Tippett. The members of the committee are “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Exchange Act and are financially literate. The Audit and Risk Management Committee met five times during 2017. The Board of Directors has adopted a written Audit and Risk Management Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of our website, www.selectbank.com. The report of the Audit and Risk Management Committee is included below following the discussion of Proposal 3.

The Board of Directors has determined that Oscar N. Harris, a member of the Audit and Risk Management Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of Generally Accepted Accounting Principles (U.S.) in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event that a vacancy on the Board exists and that such vacancy should be filled.

The current members of the Nominating Committee are J. Gary Ciccone, James H. Glen, Jr., Gerald W. Hayes, Ronald V. Jackson (chairman), Carlie C. McLamb, Jr. and Anthony E. Rand, each of whom is “independent” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The nominating committee met twice during 2017. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. Although there is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, the committee values diversity, including diversity of background, experience and expertise. The Nominating Committee has adopted a formal written charter which is reviewed annually for adequacy and which is available under the Corporate Governance link in the Investor Relations section of our website, www.selectbank.com. Each of the nominees for election to the Board of Directors included in this proxy statement was nominated by the Nominating Committee.

Compensation Committee. The current members of the Compensation Committee are J. Gary Ciccone, Gerald W. Hayes (chairman), Alicia S. Hawk, John W. McCauley, and V. Parker Overton. The Compensation Committee meets on an as-needed basis to review the salaries and compensation programs required to attract and retain the Corporation’s executive officers. The Compensation Committee met four times during 2017. The Committee approves the compensation of the President and Chief Executive Officer. The compensation of officers that report to the President, including the Chief Financial Officer, Chief Banking Officer, Chief Operating Officer and Chief Credit Officer, is recommended by the President and Chief Executive Officer based on such officer’s experience, managerial effectiveness, contribution to the Corporation’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee compares the compensation of the Corporation’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Corporation’s market area, and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The Compensation Committee also engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. Please see the discussion below under the heading “Compensation Discussion and Analysis” for a detailed discussion of our compensation programs and practices.

The Board of Directors has adopted a written Compensation Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of the Corporation’s website, www.selectbank.com.

Compensation Committee Interlocks and Insider Participation

During 2017, no member of the Compensation Committee was an officer or employee of the Corporation during 2017, and none of the members of the Compensation Committee during the last fiscal year has ever been an officer of the Corporation. There were no interlocking relationships during the last fiscal year that require disclosure under applicable SEC rules.

Transactions with Related Persons

Policies and Procedures. Under its charter, the Audit and Risk Management Committee is charged with the responsibility of reviewing, approving and/or ratifying all transactions with “related persons,” as such term is defined under Item 404 of SEC Regulation S-K. The term “related person” is defined to include:

•	any director or executive officer of the Corporation;
•	any immediate family member of a director or executive officer, which includes parents, children, stepparents, stepchildren, spouses, siblings and in-laws;
•	any shareholder owning more than five percent of our common stock; and
•	any immediate family member of a more than five percent holder of our common stock.

Indebtedness of and Transactions with Management. The Corporation’s bank subsidiary, Select Bank & Trust Company, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Select Bank & Trust Company to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters.

Executive Compensation AND RELATED MATTERS

Executive Officers

The following table sets forth certain information regarding the Corporation’s current executive officers. These five executive officers are our “named executive officers” for the 2017 fiscal year.

Name	Age	Position with Corporation	Business Experience
William L. Hedgepeth II	56	President and Chief Executive Officer	President and Chief Executive Officer of the Corporation and its subsidiary bank, 2008-Present.

W. Keith Betts	61	Executive Vice President and Chief Banking Officer	Executive Vice President and Chief Banking Officer of the Corporation and its subsidiary bank, 2017-Present; President and Chief Executive Officer, Port City Capital Bank, Wilmington, NC, 2001-2006.

Mark A. Jeffries	62	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of the Corporation and its subsidiary bank, 2014-Present; Executive Vice President and Chief Financial Officer, Millennium Bank, NA and its parent company, Millennium Bankshares Corporation, Sterling, VA, 2009-2014.

Lynn H. Johnson	55	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer of the Corporation and its subsidiary bank, 2017-Present; Executive Vice President and Chief Administrative Officer of the Corporation and its subsidiary bank, 2014-2017; Corporate Ethics Officer and Senior Vice President, Select Bank & Trust (formerly New Century Bank), 2011-2014.

D. Richard Tobin, Jr.	61	Executive Vice President and Chief Credit Officer	Executive Vice President and Chief Credit Officer of the Corporation and its subsidiary bank, 2012-Present; Senior Vice President and Senior Credit Administrator, Select Bank & Trust (formerly New Century Bank), 2008-2012.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to assist our shareholders in understanding the Corporation’s compensation programs. It presents and explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our named executive officers (collectively, “named executive officers” or “NEOs”) whose 2017 compensation information is provided in the tables following this discussion. Our 2017 NEOs are the following:

William L. Hedgepeth II	President and Chief Executive Officer
W. Keith Betts	Executive Vice President and Chief Banking Officer
Mark A. Jeffries	Executive Vice President and Chief Financial Officer
Lynn H. Johnson	Executive Vice President and Chief Operating Officer
D. Richard Tobin, Jr.	Executive Vice President and Chief Credit Officer

Specifically, this Compensation Discussion and Analysis addresses the following:

•	certain relevant 2017 business performance highlights;
•	our compensation philosophy and the objectives of our compensation programs;
•	what our compensation programs are designed to reward;
•	our process for determining executive officer compensation, including:
—	the role and responsibility of the Compensation Committee;
—	the role of the Chief Executive Officer and other named executive officers;
—	the role of compensation consultants; and
—	benchmarking and other market analyses;

•	elements of compensation provided to our executive officers, including:

—	the purpose of each element of compensation;
—	why we elect to pay each element of compensation;
—	how we determine the levels or payout opportunities for each element; and
—	decisions on final payments for each element and how these align with performance

•	other compensation and benefit policies affecting our executive officers.

2017 Business Performance Highlights

The following is a list of certain of our 2017 business performance highlights, which are relevant when we consider and evaluate our compensation policies and the effectiveness of our philosophies.

•	Net income for the year ended December 31, 2017 of $3.2 million and basic and diluted earnings per share of $0.27, compared to net income of $6.8 million and basic and diluted earnings per share of $0.58 for the year ended December 31, 2016.
•	Embedded in the Corporation’s net income numbers for the year ended December 31, 2017, were net after tax merger expenses of $1.4 million related to the acquisition of Premara Financial, Inc. and its subsidiary bank, Carolina Premier Bank, which closed in December 2017. In addition, due to the new tax legislation signed into law on December 22, 2017, the Corporation was required to calculate a “tax re-measurement” for the associated rate change for its deferred taxes. This tax re-measurement resulted in an increase of approximately $2.6 million of income tax expense for the 2017 fiscal year, which directly impacted the Corporation’s reported results for the period.
•	Total assets, deposits, and total loans for the Corporation as of December 31, 2017 were $1.2 billion, $995.0 million, and $982.6 million, respectively, compared to total assets of $846.6 million, total deposits of $679.7 million, and total loans of $677.2 million as of the same date in 2016.
•	For the twelve months ended December 31, 2017, return on average assets was 0.35% and return on average equity was 2.93%, compared to 0.81% and 6.61%, respectively, for the twelve months ended December 31, 2016.
•	Non-performing loans decreased to $7.0 million at December 31, 2017 from $9.4 million at December 31, 2016. Foreclosed real estate equaled $1.3 million at December 31, 2017, compared to $599,000 at December 31, 2016. For the year ended December 31, 2017, net charge-offs were $944,000, or 0.13% of average loans, compared to net charge offs of $126,000, or 0.02% of average loans in 2016. At December 31, 2017, the allowance for loan losses was $8.8 million, or 0.90% of total loans, as compared to $8.4 million, or 1.24% of total loans, at December 31, 2016.
•	Net interest margin was 4.09% and 4.14% for the year and quarter ending December 31, 2017, as compared to 4.06% and 3.98% for the year and quarter ending December 31, 2016.

When considering such results, we do not view such results in isolation and believe it is important to consider trends, anomalies, and strategic initiatives so that long-term shareholder interests can be appropriately aligned with our compensation practices and philosophies.

The Compensation Committee believes that the most effective compensation programs strive to accomplish the following objectives:

•	aligning the interests of the employee with those of the Corporation’s shareholders;
•	attracting and retaining talented individuals and top performers; and
•	motivating performance toward the achievement of short-term and long-term goals.

To meet these objectives, the Compensation Committee has carefully structured the Corporation’s compensation programs in the following manner:

•	base compensation levels benchmarked to, and competitive with, the 50th percentile of market, defined in terms of geography, company type, and company size, with actual base pay varying in a normal range around the 50th percentile based on individual performance and other factors;
•	annual incentive compensation that varies in a consistent manner with the achievement of both the financial and operating objectives of the Corporation and individual performance objectives, which together support our business strategy; in 2017 the Compensation Committee authorized the development of an annual cash incentive plan to be effective in 2018. A discretionary bonus was paid to the NEOs for 2017.
•	long-term incentive compensation (equity) that balances retention with the achievement of longer-term (minimum three year) financial and strategic goals;
•	executive benefits that are meaningful and competitive with, and comparable to, those offered by similar organizations; and
•	an appropriate balance between base pay, short-term incentives, long-term incentives, and benefits that provides a total target compensation opportunity that generally aligns with the market 50th percentile.

In designing and administering the Corporation’s executive compensation program, the Compensation Committee strives to maintain an appropriate balance across all of the various compensation elements, realizing that at times some objectives may be more difficult to achieve than others, or even in conflict with others. In addition, external factors, such as the general state of the economy and the banking industry or legislative changes impacting executive compensation, may impact the effectiveness of existing approaches to executive compensation. Such events require ongoing monitoring and a careful reconsideration of existing approaches by the Compensation Committee. On an annual basis, the Compensation Committee carefully evaluates and, where appropriate, makes decisions and adjustments to future compensation programs in an effort to consistently implement the strategic objectives of executive compensation.

Process for Determining Named Executive Officer Compensation

Role of the Compensation Committee. The Compensation Committee administers the Corporation’s executive compensation program. Throughout 2017, the Compensation Committee included J. Gary Ciccone, Gerald W. Hayes (chairman), Alicia S. Hawk, John W. McCauley, and V. Parker Overton. The members of the Compensation Committee all qualify as “independent” directors in accordance with the requirements of NASDAQ and current SEC regulations. The Compensation Committee is responsible for all compensation decisions for the Chief Executive Officer and the other NEOs. The Compensation Committee annually reviews the levels of compensation along with the performance results on goals and objectives relating to compensation for the NEOs. Based on this evaluation, the Compensation Committee makes decisions related to our executive compensation program with final approval by the Board, except where the Compensation Committee has otherwise been given final authority with respect to a specific component of compensation. Additionally, the Compensation Committee periodically reviews our incentive plans and other equity-based plans. The Compensation Committee reviews, adopts and submits to the Board any proposed arrangement or plan and any amendment to an existing arrangement or plan that provides or will provide benefits to the executive officers collectively or to an individual executive officer. The Compensation Committee has sole authority to retain and terminate compensation consultants and other advisors as it deems appropriate.

Compensation Program Risk. While the Compensation Committee did not formally review whether the compensation arrangements, agreements, and benefit plans of the Corporation made available to the NEOs and to all other employees of the Corporation unduly encourage those employees to take unnecessary and excessive risks that could threaten the financial condition of the Corporation, the Committee firmly believes that the compensation policies and practices in effect in 2017 did not encourage undue risk taking. The Compensation Committee will in the future review an inventory of its executive and non-executive compensation programs, with particular emphasis on incentive compensation plans or programs. The Committee will evaluate, with the assistance of appropriate officers of the Corporation, the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. The Compensation Committee will consider various risk-mitigating policies in connection with this analysis, including stock ownership requirements, incentive compensation, and a claw-back policy. The Committee expects to monitor and periodically evaluate our incentive compensation arrangements, agreements and benefit plans at least annually, as part of the Corporation’s oversight of risk management for the organization. Please see the discussion above the heading “Board’s Role in Risk Oversight” for additional discussion of our risk management practices.

Role of the Executive Officers. The Chief Executive Officer, with the assistance of the Corporation’s Chief Operating Officer, annually reviews the performance of the other NEOs, after which the Chief Executive Officer presents his conclusions and recommendations to the Compensation Committee for approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate. The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer may also work with the Compensation Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Compensation Committee’s independent consultants and advisors.

Role of Compensation Consultant. In 2017, the Compensation Committee engaged Matthews, Young – Management Consulting (“Matthews, Young”) to serve as the Compensation Committee’s independent compensation consultant. The Compensation Committee has sole authority to retain, terminate and approve the fees of its compensation consultant. In its role as the Compensation Committee’s independent advisor, Matthews, Young attended Compensation Committee meetings and advised on matters including compensation program design, benchmarking compensation, and relative pay for performance. Matthews, Young also provided market data, analyses and advice regarding compensation of our NEOs and other executive officers. Matthews, Young has not provided any services to the Corporation other than executive compensation consulting services provided to the Compensation Committee. The Compensation Committee considered the independence of Matthews, Young in light of current SEC rules and NASDAQ listing standards and concluded that the work of Matthews, Young did not raise any conflict of interest.

Benchmarking. The Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data. In considering the competitive environment, the Compensation Committee reviews compensation information disclosed by a peer group of comparatively sized companies with which we compete for business and executive talent and information derived from published survey data that compares the elements of each named executive officer’s target total direct compensation to the market information for executives with similar roles. The Compensation Committee’s independent compensation consultant compiles this information and size-adjusts the published survey data to reflect our asset size in relation to the survey participants to more accurately reflect the scope of responsibility for each named executive officer.

The Compensation Committee, with input from its independent compensation consultant, annually reviews and selects the peer companies, which generally consist of publicly-traded, regional commercial bank holding companies. For 2017, the peer companies were selected primarily based upon the following criteria: (i) similar business operations and geographic footprint; (ii) assets and market capitalization between approximately one-half and two and one-half times our assets and market capitalization; and (iii) competitors for executive talent. For 2017 compensation purposes, our peer group consisted of the following companies:

Company	City, State	Total Assets (millions) as of 12/31/2016
Uwharrie Capital	Albemarle, NC	$548
Bank of the James Financial Group	Lynchburg, VA	$574
Virginia National Bankshares	Charlottesville, VA	$605
Fauquier Bankshares	Warrenton, VA	$624
Eagle Financial Services	Berryville, VA	$700
First National	Strasburg, VA	$716
Four Oaks Fincorp	Four Oaks, NC	$720
F&M Bank	Timberville, VA	$745
ASB Bancorp	Asheville, NC	$796
Auburn National Bancorporation	Auburn, AL	$832
Commerce Union Bancshares	Brentwood, TN	$912
First South Bancorp	Washington, NC	$991
Peoples Bancorp of North Carolina	Newton, NC	$1,088
Southern National Bancorp of Virginia	McLean, VA	$1,142
National Bankshares	Blacksburg, VA	$1,234
Entegra Financial Corp.	Franklin, NC	$1,293
Southern First Bancshares	Greenville, SC	$1,341
Access National	Chantily, VA	$1,431
Charter Financial	West Point, GA	$1,443
C&F Financial	West Point, VA	$1,452
Paragon Commercial	Raleigh, NC	$1,504
American National Bankshares	Danville, VA	$1,679
Carolina Financial Corporation	Charleston, SC	$1,684
Live Oak Bancshares	Wilmington, NC	$1,755
National Commerce	Birmingham, AL	$1,951
Median – Total Assets		$1,008
Select Bancorp, Inc.	Dunn, NC	$846

Elements of Compensation. The components of the 2017 executive compensation program, as well as the type of compensation and the objectives of the compensation, are included in the table below:

Component	Type	Objective
Base Salary	Fixed	- Attract and retain executives
- Compensate executive for level of responsibility and experience
Short-Term (Annual) Incentives	Variable	- Reward achievement of the Corporation’s annual financial and operational goals
- Promote accountability and strategic decision-making
Long-Term Incentives	Variable	- Align management and shareholder goals by linking management compensation to share price over extended period
- Encourage long-term, strategic decision-making
- Reward achievement of long-term company performance goals
- Promote accountability
- Retain key executives
Perquisites and Other Personal Benefits	Fixed	- Foster the health and wellbeing of executives and assist them in completing their accountabilities - Attract and retain executives
Retirement Income and Savings Plans	Fixed	- Retain key executives - Reward employee loyalty and long-term service
Post-Termination Compensation and Benefits	Fixed	- Attract and retain executives - Promote continuity in management

Base Salary. It is the Corporation’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations for comparable jobs based on each employee’s experience, performance and any other unique factors or qualifications. Generally, the Corporation has chosen to position cash compensation in a range around market median levels in order to remain competitive in attracting and retaining executive talent. The range is also benchmarked, and employees are paid within the market-benchmarked range based on their unique situation. Actual base salaries paid vary within a range based on performance over time. The allocation of total cash compensation between base salary and annual bonus or incentives is based on a variety of factors. In addition to the market positioning of the base salary and the mix of total compensation, the Compensation Committee also takes into consideration the following:

•	the executive’s performance;
•	the performance of the Corporation;
•	the performance of the individual business or corporate function for which the executive is responsible;
•	the nature and importance of the position and role within the Corporation;
•	the scope of the executive’s responsibility; and
•	the current compensation package in place for the executive, including the executive’s current annual salary and potential awards under the Corporation’s incentive plan.

In September of 2017, the Compensation Committee reviewed total compensation of Named Executive Officers against market peer data in a study prepared by Matthews, Young. Cumulative base salaries for the NEOs was determined to be within 1% of peer median, ranging from 94% of the median to 106% of the median.

Named Executive Officer	2016 Base Salary	2017 Base Salary	Total Adjustment
William L. Hedgepeth II, Chief Executive Officer	$352,896	$352,896	0.00%
Mark A. Jeffries, Chief Financial Officer	$206,000	$213,210	3.50%
Lynn H. Johnson, Chief Operating Officer	$201,000	$210,045	4.50%
W. Keith Betts, Chief Banking Officer	n/a	$210,000	0.00%
D. Richard Tobin, Jr. Chief Credit Officer	$200,344	$208,358	4.00%

Base pay increases for the NEOs in 2017 ranged from 0.0% to 4.5%. Mr. Betts was appointed to the position of Chief Banking Officer effective on January 1, 2017, and therefore salary information for 2016 is omitted.

Annual Incentives. In 2015, 2016, and 2017, a discretionary cash bonus was paid to some of the named executive officers based on both individual and Corporation performance. In 2017, the Compensation Committee reviewed our NEOs total cash compensation (base salary + bonus/incentive) against market peers in the study prepared by Matthews, Young and determined the cumulative NEO group’s total cash compensation fell below the intended target of peer median by 14%, ranging individually from 79% to 93% of peer median.

After consulting with Matthews, Young, the Compensation Committee has concluded that a formalized plan with well-defined and clearly communicated objectives will strengthen the link between performance and compensation. Further, the Compensation Committee would like to shift the pay mix of NEOs to be linked to performance objectives defined on an annual basis and not as heavily weighted on base salary.

Beginning in 2017 and continuing in 2018, a new annual incentive plan was developed, with our compensation consultants’ guidance, to subject a portion of our NEOs’ annual cash compensation to achievement of pre-established performance targets to ensure the continued alignment of executive compensation, Corporation performance, and strategic goal attainment. Annual incentive cash payouts reflect the extent to which annual targets for performance goals are met or exceeded. Targets for performance goals are set with the intent that achievement will ultimately result in enhancement to shareholder value. When determining the targets, the Compensation Committee considers past financial performance of the Corporation and its internal estimates of the current’s year planned financial performance. Growth expectations as well as improved profitability and operating efficiencies are the gauge by which meaningful targets are set and executive performance is measured.

In the annual cash incentive plan design effective in 2018, the Compensation Committee uses a range of performance levels when setting cash incentive targets. The range establishes a minimum (Base) level of performance required to earn a cash payout and a maximum (Objective) level required to earn the maximum payout for that measured performance objective. The performance levels are set relative to the prior fiscal year’s actual results and current fiscal year projections. The Base performance level is the minimum performance level required for any cash incentive payout, while the Objective level of performance is set at a high level of performance that requires significant efforts and exceptional execution to achieve.

The individually weighted measured performance objectives in 2018 for the named executive officers will be the following:

•	Achievement of pre-tax, pre-incentive net income

•	Growth of average bank-wide loan portfolio

•	Growth of average bank-wide core deposits

•	Maintenance of non-interest income as a specific percentage of revenues

•	Reduction in operating expenses as measured by efficiency ratio

•	Limiting non-performing assets to an acceptable level of total assets

•	Maintaining an acceptable overall CAMELs rating

Calculating Annual Incentive Awards. Each year a targeted percentage of base salary will be determined for each NEO as the maximum incentive possible to be earned under the plan. For 2018, the maximum targeted percentage of base salary that can be earned by each NEO is thirty percent (30%). The following formula will be used to calculate the payment that could be awarded to a named executive officer under the 2018 annual incentive award program:

Base Salary × Target Percentage of Base Salary × Company Achievement of Pre-tax, Pre-Incentive Net Income × Percentage Achievement of Weighted Performance Objectives

The 2018 performance goals for short-term incentive compensation were chosen because each of the goals strongly aligned with the overall business objectives of the Corporation for the year and with the Corporation’s overall strategic plan.

Long-Term Equity Awards. The Compensation Committee believes that the Corporation’s executive compensation program should include a meaningful equity-based component because this best aligns the interests of our executives with those of the Corporation’s shareholders. The Corporation’s employees and non-employee directors have participated in the Corporation’s shareholder-approved 2010 Omnibus Stock Ownership and Long Term Incentive Plan, which we herein refer to as the 2010 Plan. Awards may be granted under the 2010 Plan from time to time and may be in the form of stock options, stock units, stock awards, stock appreciation rights, and other stock-based awards. However, the 2010 Plan is nearly exhausted as to awards available for grant and needs to be updated to contemporary practices some of which are due to law changes since 2010. Therefore, the Corporation has included in this proxy statement for shareholder approval the 2018 Omnibus Stock Incentive Plan.

The Compensation Committee carefully considers the following factors when determining the type and amount of equity to award:

•	prior awards issued to the NEO;

•	the current amount and intrinsic value of unvested equity held by the NEO;

•	current number of shares owned by the NEO;

•	proportion of total compensation on an annual basis consisting of equity awards; and

•	peer market data on the median level of equity awarded to comparable positions.

We consider long-term equity-based compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive, long-term equity-based incentive component is an integral part of our overall executive compensation program. Long-term equity incentive opportunities are established based on competitive market practices. The fair value of 2017 long-term equity incentive awards is reflected in the Summary Compensation Table in this proxy statement.

Perquisites. We provide our NEOs with customary perquisites offered to similar executives in our industry, including a company car or travel allowances where necessary, 401(k) plan contributions, buy-back of unused vacation, family health coverage, and club memberships for certain NEOs. The aggregate cost of all perquisites for all of our named executive officers was approximately $192,532. No individual named executive officer received a total value of perquisites in excess of $83,325 during 2017. Additional details on perquisites are provided in a supplementary table to the Summary Compensation Table included in this Proxy Statement.

We view certain perquisites as being beneficial to the Corporation, in addition to being directly compensatory to the executive officers. For example, the club memberships are regularly used in the general course of our business, such as for business meetings and entertaining. Corporation cars and travel allowances provided to executive officers are used primarily for business purposes. In addition, these perquisites, as a minor expense to the Corporation, provide a useful benefit in our efforts to recruit, attract, and retain top executive talent.

Health and Welfare Plans. The named executive officers are eligible to participate in Corporation-sponsored benefit plans on the same terms and conditions as those generally provided to salaried employees. Basic health benefits, dental benefits, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and their family members. Health benefits also include a Section 125 plan or a health savings account to provide for pre-tax deferral for non-reimbursable health expenses. The cost of Corporation-sponsored benefit plans is negotiated with the providers of such benefits, and the executive officers contribute to the cost of the benefits.

Employment Agreements

As of December 31, 2017, the Corporation and Select Bank & Trust were party to employment agreements with each of the Named Executive Officers: William L. Hedgepeth II, Mark A. Jeffries, Lynn H. Johnson, W. Keith Betts, and D. Richard Tobin. The agreements establish the scope, terms, and conditions of each employee’s employment by the Corporation and Select Bank & Trust. The following discussion summarizes the employment agreements as in effect at December 31, 2017, and is qualified in its entirety by reference to the employment agreements as filed with the Securities and Exchange Commission. Additional quantitative disclosure and discussion regarding the amounts payable pursuant to the agreements is included in the Summary Compensation Table and related sections that follow, including the subsection entitled “Potential Payments Upon Termination or Change in Control.”

Employment Agreement with William L. Hedgepeth II

The Corporation has entered into an employment agreement with William L. Hedgepeth II as its President and Chief Executive Officer, which was in effect during 2017. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Hedgepeth’s duties and compensation, and provides for his continued employment with the Corporation.

Base Salary. During 2017, Mr. Hedgepeth was paid an annual salary of $352,896 under his agreement. Mr. Hedgepeth is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Hedgepeth is entitled to participate in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with Mr. Hedgepeth’s position with the Corporation or made available to all other employees. In addition, the Corporation has agreed to provide Mr. Hedgepeth with the following benefits:

•	Five weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Payment of monthly dues associated with membership in a country club;
•	Major medical insurance, dental insurance and eyecare insurance coverage for Mr. Hedgepeth and his immediate family;
•	Short- and long-term disability insurance coverage in an amount equal to at least current base salary;
•	Participation in incentive and bonus compensation plans;
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan); and
•	A car allowance of $1,000 per month.

Term. Mr. Hedgepeth’s employment agreement, dated January 9, 2008, provides for an initial term of three (3) years, with the term being extended for an additional one year on each anniversary of the agreement’s signing unless there is an affirmative decision not to renew the contract by the Board of Directors or by Mr. Hedgepeth given no later than ninety (90) days prior to the anniversary date. Absent notification of non-renewal, the term remaining on his employment agreement will never be less than 2 years.

Covenants. Mr. Hedgepeth’s employment agreement also includes certain restrictive covenants that limit Mr. Hedgepeth’s ability to compete with the Corporation and to solicit, or attempt to solicit, certain customers and any employee of the Corporation and its subsidiaries and affiliates for a period of twelve months after termination by Mr. Hedgepeth of his employment without good reason or to divulge certain confidential information concerning the Corporation for any purpose other than as necessary in performance of his duties to the Corporation. Mr. Hedgepeth’s covenants not to compete contained in the agreement may, in some instances, extend beyond twelve months or, such as upon a “change in control” of the Corporation, become null and void.

Change in Control Benefits. Mr. Hedgepeth is also entitled to certain benefits in the event of a change in control of the Corporation. A change in control means any of the following events:

•	The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Corporation, or the acquisition of control of the election of a majority of the directors of the Corporation;
•	The consolidation or merger of the Corporation with or into another entity where the Corporation is not the surviving corporation; or
•	The sale or transfer of all or substantially all of the assets of the Corporation to another entity.

If the Corporation terminates Mr. Hedgepeth’s employment other than for cause or disability or Mr. Hedgepeth terminates his employment following an “adverse change” in his employment, in either case, within one year after a change in control, then Mr. Hedgepeth will be entitled to receive a lump sum cash payment equal to 299% of his “base amount,” as that term is defined in section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

For purposes of Mr. Hedgepeth’s employment agreement an “adverse change” includes any of the following events:

•	If Mr. Hedgepeth is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control or with his reporting responsibilities or titles with the bank in effect at such time;
•	If Mr. Hedgepeth’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Hedgepeth’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Hedgepeth is transferred or required to report on a daily basis to a location more than 20 miles from Dunn, North Carolina or Fayetteville, North Carolina, without his express written consent.

Employment Agreement with Mark A. Jeffries

The Corporation has entered into an employment agreement with Mark A. Jeffries as its Executive Vice President and Chief Financial Officer, which was in effect during 2017. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Jeffries’ duties and compensation, and provides for his continued employment with the bank.

Base Salary. During 2017, Mr. Jeffries was paid an annual salary of $213,210 under his agreement. Mr. Jeffries is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Jeffries is entitled to participate in any and all retirement and employee benefit plans maintained by the bank on behalf of its employees, as well as fringe benefits normally associated with his position with the bank or made available to all other employees. In addition, the bank has agreed to provide Mr. Jeffries with the following benefits:

•	Five weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Major medical insurance at least equivalent to that which is generally provided to active full-time employees of the bank;
•	Participation in incentive and bonus compensation plans; and
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan).

Term. The initial term of Mr. Jeffries’s employment agreement was three years from the original effective date of September 25, 2014, with such term being automatically extended for an additional year on each anniversary of the agreement’s effective date, unless written notice of non-renewal of the term is received by either party no later than sixty (60) days prior to renewal. Absent notification of non-renewal, the term remaining on his employment agreement will never be less than 2 years.

Covenants. Mr. Jeffries’s employment agreement also includes certain restrictive covenants that limit Mr. Jeffries’s ability to compete with the Corporation and to solicit, or attempt to solicit, certain customers and any employee of the Corporation and its subsidiaries and affiliates for a period of twelve months after any termination by Mr. Jeffries’s of his employment or to divulge certain confidential information concerning the Corporation for any purpose other than as necessary in performance of his duties to the Corporation. Mr. Jeffries’s covenants not to compete contained in the agreement may, in some instances, extend beyond twelve months if he is entitled to severance benefits for a period that extends beyond twelve months.

Change in Control Benefits. Mr. Jeffries is also entitled to certain benefits in the event of a “change in control” of the Corporation. A change in control means a “change in control event” as defined in Treasury Regulation section 1.409A-3(i)(5), promulgated under section 409A of the Code. If the bank terminates Mr. Jeffries’s employment other than for cause or disability or Mr. Jeffries terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Jeffries will be entitled to receive a lump sum cash payment equal to 200% of his “base amount,” as that term is defined in Code section 280G.

For purposes of Mr. Jeffries’s employment agreement, a “termination event” includes any of the following events:

•	If Mr. Jeffries is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control or with his reporting responsibilities or titles with the bank in effect at such time;
•	If Mr. Jeffries’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Jeffries’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Jeffries is transferred to a location outside of Harnett County, North Carolina, without his express written consent.

Employment Agreement with Lynn H. Johnson

The Corporation has entered into an employment agreement with Lynn H. Johnson as its Executive Vice President and Chief Operating Officer, which was in effect during 2017. The employment agreement includes customary non-competition and confidentiality covenants, establishes Ms. Johnson’s duties and compensation, and provides for her continued employment with the bank.

Base Salary. During 2017, Ms. Johnson was paid an annual salary of $210,045 under her agreement. Ms. Johnson is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Ms. Johnson is entitled to participate in any and all retirement and employee benefit plans maintained by the bank on behalf of its employees, as well as fringe benefits normally associated with her position with the bank or made available to all other employees. In addition, the bank has agreed to provide Ms. Johnson with the following benefits:

•	Five weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of her duties under the employment agreement;
•	Major medical insurance at least equivalent to that which is generally provided to active full-time employees of the bank;
•	Participation in incentive and bonus compensation plans; and
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan).

Term. The initial term of Ms. Johnson’s employment agreement was three years from the original effective date of October 3, 2014, with such term being automatically extended for an additional year on each anniversary of the agreement’s effective date, unless written notice of non-renewal of the term is received by either party no later than sixty (60) days prior to renewal. Absent notification of non-renewal, the term remaining on her employment agreement will never be less than 2 years.

Covenants. Ms. Johnson’s employment agreement also includes certain restrictive covenants that limit Ms. Johnson’s ability to compete with the Corporation and to solicit, or attempt to solicit, certain customers and any employee of the Corporation and its subsidiaries and affiliates for a period of up to twelve months after termination by Ms. Johnson without cause or to divulge certain confidential information concerning the Corporation for any purpose other than as necessary in performance of her duties to the Corporation. Ms. Johnson’s covenants not to compete contained in the agreement may, in some instances, extend beyond twelve months if she is entitled to severance benefits for a period that extends beyond twelve months.

Change in Control Benefits. Ms. Johnson is also entitled to certain benefits in the event of a “change in control” of the Corporation. A change in control means a change in control event as defined in Treasury Regulation § 1.409A-3(i)(5), promulgated under Section 409A of the Code. If the bank terminates Ms. Johnson’s’ employment other than for cause or disability or Ms. Johnson terminates her employment following a “termination event,” in either case within one year after a change in control, then Ms. Johnson will be entitled to receive a lump sum cash payment equal to 200% of her “base amount,” as that term is defined in the Code.

For purposes of Ms. Johnson’s employment agreement, a “termination event” includes any of the following events:

•	If Ms. Johnson is assigned duties and/or responsibilities that are inconsistent with her position, duties, responsibilities, or status at the time of the change in control or with her reporting responsibilities or titles with the bank in effect at such time;
•	If Ms. Johnson’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Ms. Johnson’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Ms. Johnson is transferred to a location outside of Harnett County, North Carolina, without her express written consent.

Employment Agreement with D. Richard Tobin, Jr.

The Corporation has entered into an employment agreement with D. Richard Tobin, Jr. as its Executive Vice President and Chief Credit Officer, which was in effect during 2017. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Tobin’s duties and compensation, and provides for his continued employment with the bank.

Base Salary. During 2017, Mr. Tobin was paid an annual salary of $208,358 under his agreement. Mr. Tobin is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Tobin is entitled to participate in any and all retirement and employee benefit plans maintained by the bank on behalf of its employees, as well as fringe benefits normally associated with his position with the bank or made available to all other employees. In addition, the bank has agreed to provide Mr. Tobin with the following benefits:

•	Five weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Major medical insurance at least equivalent to that which is generally provided to active full-time employees of the bank;
•	Participation in incentive and bonus compensation plans;
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan) and
•	A monthly car allowance of $750.00.

Term. The initial term of Mr. Tobin’s employment agreement was two years from the original effective date of April 3, 2012. The current term of Mr. Tobin’s employment agreement is one year; the term of his agreement automatically extends for an additional year each April 3 unless written notice of non-renewal is received by either party no later than ninety (90) days prior to such renewal date.

Covenants. Mr. Tobin’s employment agreement also includes certain restrictive covenants that limit Mr. Tobin’s ability to compete with the Corporation and to solicit, or attempt to solicit, certain customers and any employee of the Corporation and its subsidiaries and affiliates for a period of twelve months after any termination by Mr. Tobin or to divulge certain confidential information concerning the Corporation for any purpose other than as necessary in performance of his duties to the Corporation. Mr. Tobin’s covenants not to compete contained in the agreement may, in some instances, extend beyond twelve months if he is entitled to severance benefits for a period that extends beyond twelve months.

Change in Control Benefits. Mr. Tobin is also entitled to certain benefits in the event of a “change in control” of the Corporation. A change in control means a change in ownership or effective control as defined in section 409A of the Code. If the bank terminates Mr. Tobin’s employment other than for cause or disability or Mr. Tobin terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Tobin will be entitled to receive a lump sum cash payment equal to 299% of his “base amount,” as that term is defined in the Code.

For purposes of Mr. Tobin’s employment agreement, a “termination event” includes any of the following events:

•	If Mr. Tobin is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control or with his reporting responsibilities or titles with the bank in effect at such time;
•	If Mr. Tobin’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Tobin’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Tobin is transferred to a location outside of Cumberland County, North Carolina and Harnett County, North Carolina, without his express written consent.

Employment Agreement with W. Keith Betts

The Corporation has entered into an employment agreement with W. Keith Betts as its Executive Vice President and Chief Banking Officer, which became effective on January 11, 2017. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Betts’s duties and compensation, and provides for his continued employment with the bank.

Base Salary. During 2017, Mr. Betts was paid an annual salary of $210,000 under his agreement. Mr. Betts is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Betts is entitled to participate in any and all retirement and employee benefit plans maintained by the bank on behalf of its employees, as well as fringe benefits normally associated with his position with the bank or made available to all other employees. In addition, the bank has agreed to provide Mr. Betts with the following benefits:

•	Five weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	A monthly allowance of $1,000 for travel related expenses
•	Major medical insurance at least equivalent to that which is generally provided to active full-time employees of the bank;
•	Participation in incentive and bonus compensation plans; and
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan).

Term. The initial term of Mr. Betts’s employment agreement was three years from the original effective date of January 11, 2017, with such term being automatically extended for an additional year on each anniversary of the agreement’s effective date, unless written notice of non-renewal of the term is received by either party no later than sixty (60) days prior to renewal. Absent notification of non-renewal, the term remaining on his employment agreement will never be less than 2 years.

Covenants. Mr. Betts’s employment agreement also includes certain restrictive covenants that limit Mr. Betts’s ability to compete with the Corporation and to solicit, or attempt to solicit, certain customers and any employee of the Corporation and its subsidiaries and affiliates for a period of twelve months after termination by Mr. Betts without cause or to divulge certain confidential information concerning the Corporation for any purpose other than as necessary in performance of his duties to the Corporation. Mr. Betts’s covenants not to compete contained in the agreement may, in some instances, extend beyond twelve months if he is entitled to severance benefits for a period that extends beyond twelve months.

Change in Control Benefits. Mr. Betts is also entitled to certain benefits in the event of a “change in control” of the Corporation. A change in control means a change in control event as defined in Treasury Regulation section 1.409A-3(i)(5), promulgated under section 409A of the Code. If the bank terminates Mr. Betts’s employment other than for cause or disability or Mr. Betts terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Betts will be entitled to receive a lump sum cash payment equal to 200% of his “base amount,” as that term is defined in Code section 280G.

For purposes of Mr. Betts’s employment agreement, a “termination event” includes any of the following events:

•	If Mr. Betts is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control or with his reporting responsibilities or titles with the bank in effect at such time;
•	If Mr. Betts’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Betts’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Betts is transferred to a location outside of New Hanover County, North Carolina, without his express written consent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed, among other things, the Compensation Discussion and Analysis contained in this proxy statement with the Corporation’s management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee: Gerald W. Hayes (chairman) J. Gary Ciccone Alicia S. Hawk John W. McCauley V. Parker Overton

SUMMARY COMPENSATION AND OTHER TABLES

Summary Compensation Table

The Summary Compensation Table below sets forth the total compensation awarded to, earned by or paid to our named executive officers for 2015, 2016, and 2017.

Name and Principal Position		Base Salary	Bonus	Option Awards (1)	Other Compensation (2)	Total Compensation
William L. Hedgepeth II	2017	$352,896	$-	$72,938	$83,325	$509,160
President and Chief Executive Officer	2016	$352,896	$10,000	$62,295	$62,487	$487,679
	2015	$339,323	$-	$56,100	$58,303	$453,726

Mark A. Jeffries	2017	$213,210	$7,000	$22,184	$13,724	$256,118
EVP - Chief Financial Officer	2016	$206,000	$3,500	$-	$15,445	$224,945
	2015	$200,000	$2,500	$-	$14,618	$217,118

Lynn H. Johnson	2017	$210,045	$7,500	$22,184	$35,371	$275,100
EVP - Chief Operating Officer	2016	$201,000	$5,000	$41,530	$6,072	$253,602
	2015	$165,000	$2,500	$28,050	$10,395	$205,945

W. Keith Betts	2017	$210,000	$7,500	$8,979	$27,045	$253,524
EVP - Chief Banking Officer	2016	$-	$-	$-	$-	$-
	2015	$-	$-	$-	$-	$-

D. Richard Tobin Jr.	2017	$208,358	$7,000	$14,261	$33,066	$262,685
EVP - Chief Credit Officer	2016	$200,344	$3,500	$-	$21,371	$225,215
	2015	$194,509	$2,500	$-	$27,708	$224,717

(1)	Calculated in accordance with FASB ASC Topic 718 and represents the fair value of stock options awarded based on the market price of the Corporation’s common stock on the date of grant of such award; the values do not represent actual cash compensation earned. The assumptions used in estimating the fair value of stock options are set forth in Note P to the Corporation’s audited consolidated financial statements for the year ended December 31, 2017. Mr. Jeffries’s reported option awards in the summary compensation table contained in the 2016 proxy statement incorrectly assigned $41,530 in option value for his 2016 compensation. This compensation overstatement has been corrected in Mr. Jeffries’s reported compensation for 2016 in the table above, resulting in a reduction in his reported 2016 option awards and total compensation.

(2)	Details on the amounts reported for “All Other Compensation” in 2017 are set forth in the following supplementary table:

	Details on All Other Compensation Reported in the Summary Compensation Table for 2017
Named Executive Officer	Auto Provision	Country Club Membership and Dues	Director Fees	Employer 401(k) Match	Life Insurance	Family Health Insurance	Vacation payout	Total Other Comp

William L. Hedgepeth II - President, CEO	$12,000	$5,135	$13,000	$16,236	$102	$17,852	$19,001	$83,325

Mark A. Jeffries - Chief Financial Officer	$-	$-	$-	$7,882	$102	$-	$5,740	$13,724

Lynn H. Johnson - Chief Operating Officer	$9,000	$-	$-	$11,324	$102	$-	$14,945	$35,371

W. Keith Betts - Chief Banking Officer	$11,000	$4,188	$-	$10,950	$907	$-	$-	$27,045

D. Richard Tobin, Jr. - Chief Credit Officer	$9,000	$-	$-	$13,547	$102	$-	$10,418	$33,066

Grants of Plan-Based Awards. The Grants of Plan-Based Awards Table below sets forth the total number of equity awards granted in 2017 to our NEOs and the grant date fair values of those awards. The table should be read in conjunction with the Summary Compensation Table provided above.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
William L. Hedgepeth II	9/6/2017	-	7,000	$11.27	$11.27	$38,605
	1/24/2017	-	6,500	$10.15	$10.15	$34,333
D. Richard Tobin, Jr.	1/24/2017	-	2,700	$10.15	$10.15	$14,261
Lynn H. Johnson	1/24/2017	-	4,200	$10.15	$10.15	$22,184
W. Keith Betts	1/24/2017	-	1,700	$10.15	$10.15	$8,979
Mark A. Jeffries	1/24/2017	-	4,200	$10.15	$10.15	$22,184

All of the foregoing stock option grants were made out of the Corporation’s 2010 Plan. All of the option grants are subject to a five-year vesting schedule, with, subject to the continued employment of the option recipient, 20% of the options becoming exercisable on each anniversary of the date of grant.

Outstanding Equity Awards. The following table sets forth certain information regarding vested and unvested stock options outstanding as of December 31, 2017. All of the Corporation’s outstanding stock options have been granted at 100% of fair market value on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Excercisable	Number of Securities Underlying Unexerecised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price	Option Expiration Date

William L. Hedgepeth II	9/6/2017	-	7,000	-	$11.27	9/6/2027
	1/24/2017	-	6,500	-	$10.15	1/24/2027
	2/23/2016	3,000	12,000	-	$8.04	2/23/2026
	2/11/2015	6,000	9,000	-	$6.93	2/11/2015
	2/22/2011	5,000	-	-	$5.03	2/22/2021
	1/4/2010	2,500	-	-	$5.19	1/4/2020
	5/22/2008	10,000	-	-	$7.73	5/22/2018
	10/22/2008	150	-	-	$5.75	10/22/2018

D. Richard Tobin, Jr.	1/24/2017	-	2,700	-	$10.15	1/24/2027
	2/19/2013	1,000	-	-	$6.30	2/19/2023

Lynn H. Johnson	1/24/2017	-	4,200	-	$10.15	1/24/2027
	2/23/2016	2,000	8,000	-	$8.04	2/23/2026
	2/11/2015	3,000	4,500	-	$6.93	2/11/2025
	1/18/2011	700	-	-	$5.25	1/18/2021
	10/22/2008	150	-	-	$5.75	10/22/2018

W. Keith Betts	1/24/2017	-	1,700	-	$10.15	1/24/2027
	4/14/2016	500	2,000	-	$8.12	4/14/2026

Mark A. Jeffries	1/24/2017	-	4,200	-	$10.15	1/24/2027

(1)	Options subject to a five-year vesting schedule whereby 20% of the shares subject to the option grant become exercisable on each anniversary of the grant date.

Option Exercises and Stock Vested. Set forth below is a table detailing the number of shares of Corporation common stock for which options were exercised by a NEO during the fiscal year ended December 31, 2017 and the aggregate dollar value realized upon the exercise of such option, measured by the difference between the exercise price of the option and the market value of the stock on the date of exercise.

OPTION EXERCISES table

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)

William L. Hedgepeth II	--	--
D. Richard Tobin, Jr.	1,000	$4,660
Lynn H. Johnson	--	--
W. Keith Betts	--	--
Mark A. Jeffries	--	--

As of December 31, 2017, there were no stock awards outstanding to our named executive officers.

Potential Payments Upon Termination or Change in Control

The following discussion presents the potential payments for each named executive officer upon a termination of employment or change in control. Pursuant to applicable SEC rules, the analysis contained in this discussion does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of named executive officers of the Corporation and that are available generally to all salaried employees. The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Among other factors that could affect these amounts are the timing during the year of any such event and our stock price.

In accordance with applicable SEC rules, the following discussion assumes that: (i) the termination event in question occurred on December 31, 2017; and (ii) with respect to calculations based on our stock price, the applicable price is $12.64, which is the reported closing price of one share of our common stock on December 29, 2017.

The estimated payments and benefits that may be due to a named executive officer vary based on whether a termination of employment occurs independently of or in connection with a change in control of the Corporation. Triggered payments also vary depending on whether the employment termination is with or without “cause” and voluntary or involuntary. In general, other than salary and other compensation payable through the date of termination, our named executive officers will not generally be due under the employment agreements any additional special benefits if the executive experiences an involuntary termination for cause or the executive voluntarily terminates the executive’s own employment. Therefore, the discussion below will primarily discuss scenarios where the Corporation terminates a named executive officer’s employment without “cause” or the executive resigns for “good reason,” both inside and outside the context of a change in control of the Corporation.

Non-Change in Control Employment Terminations. The employment agreements between the Corporation and all of the named executive officers require the Corporation to make certain severance payments and provide severance benefits to the applicable executive upon the termination of the executive’s employment by the Corporation without “cause.”

For purposes of the employment agreements, “cause” is generally defined as:

•	the executive’s material breach of this employment agreement or any other agreement with the bank

•	the executive’s willful misconduct or gross negligence in connection with the performance of the executive’s duties or the Corporation’s business

•	the violation of any state or federal law or of any rule, regulation or order by any governmental agency having jurisdiction over the bank or its subsidiaries.

•	the commission of an act of willful theft, embezzlement or similar act of proven dishonesty against the Corporation, regardless of conviction or criminal prosecution

•	the conviction for a felony or criminal offense involving dishonesty or breach of trust or any offense in Section 19 of Federal Deposit Insurance Act.

•	if employee is removed, unacceptable or prohibited from conducting bank’s affairs by any banking regulatory agency.

The amount payable to each of the executives under the applicable employment agreement varies based on the length of the term remaining on the executive’s employment agreement at the time of the without cause termination by the Corporation. Additional detail regarding the amounts payable upon a termination without cause is set forth in the “Compensation and Benefits Payable Upon Termination Events” table and related footnotes provided below.

The employment agreements between the Corporation and some of the named executive officers also require that, upon the termination of an executive by reason of the executive’s death or disability, the Corporation pay to the applicable executive a pro-rata portion of the cash bonus, if any, that the executive would have earned for the fiscal year during which the executive’s termination occurred, based on the achievement of applicable performance goals.

Change in Control Employment Terminations. As discussed above, the employment agreements between the Corporation and all of the named executive officers require the Corporation to make certain severance payments and provide severance benefits to the applicable executive upon the termination of the executive’s employment with the Corporation by the executive following a “termination event” or “adverse change” (which are commonly referred to as a “good reason” termination) or by the Corporation without “cause,” in either case, if such termination occurs within twelve months following a change in control of the Corporation. Quantification of such payment amounts that would be payable to the applicable executive following a change in control are set forth in the “Compensation and Benefits Payable Upon Termination Events” table provided below.

Additionally, all option awards previously granted under the 2010 Omnibus Stock Ownership and Long Term Incentive Plan automatically become fully vested upon the death or disability of the NEO, or upon the occurrence of a “change of control” (as defined in the 2010 Plan). Thereafter, such options are fully exercisable until the option terminates in accordance with the terms and conditions of the applicable grant agreement and the 2010 Plan.

The foregoing payments and benefits associated with a change in control may be subject to reduction under the named executive officers’ employment agreements in connection with certain tax matters. With the exception of Mr. Tobin’s agreement, all of the employment agreements provide that it is the intent of parties to the applicable agreement for such payments to be deductible to the employer for federal income tax purposes and not result in excise taxes. Therefore, any payments under the agreements that are deemed “parachute payments” as defined in section 280G(b)(2) of the Code shall be reduced to the minimum extent necessary that will result in no portion of the benefit payments being subject to the tax imposed by section 4999 of the Code or cause a disallowance of the compensation deduction for the Corporation. The payment amounts included in the table below are the amounts calculated prior to the application of any required reduction in such amounts due to the application of the foregoing Code section 280G “cutback,” which cutback, if any, will vary based on numerous factors at the time of consummation of any change in control. For purposes of section 409A of the Code, all of the named executive officers’ employment agreements are structured to be in compliance with payment timing and other relevant requirements.

Compensation and Benefits Payable Upon Termination Events	Involuntary without Cause(1)(2)	Voluntary or Involuntary For Cause	Change of Control (3)	Death	Disability(4)
William L. Hedgepeth, II
Base Salary	$741,082	$-	$1,100,021	$-	$621,082

Accrued Cash Bonus	$25,000	$-	$-	$-	$-

Medical health benefits	$51,944	$-	$-	$-	$51,944

Intrinsic value of unvested stock options (5)	$-	$-	$132,365	$132,365	$132,365
Total Benefit	$818,026	$-	$1,232,386	$132,365	$805,391

D. Richard Tobin, Jr.
Base Salary	$54,173	$-	$548,540	$-	$54,173

Cash Bonus	$12,000	$-	$-	$-	$-

Medical health benefits	$8,462	$-	$-	$-	$8,462

Intrinsic value of unvested stock options (5)	$-	$-	$6,723	$6,723	$6,723
Total Benefit	$74,635	$-	$555,263	$6,723	$69,358

Lynn H. Johnson
Base Salary	$606,513	$-	$318,389	$-	$-

Cash Bonus	$-	$-	$-	$-	$-

Medical health benefits	$-	$-	$-	$-	$-

Intrinsic value of unvested stock options (5)	$-	$-	$72,953	$72,953	$72,953
Total Benefit	$606,513	$-	$391,342	$72,953	$72,953

Mark A. Jeffries
Base Salary	$609,781	$-	$357,527	$-	$-

Cash Bonus	$-	$-	$-	$-	$-

Medical health benefits	$-	$-	$-	$-	$-

Intrinsic value of unvested stock options (5)	$-	$-	$10,458	$10,458	$10,458
Total Benefit	$609,781	$-	$367,985	$10,458	$10,458

W. Keith Betts
Base Salary	$436,800	$-	$335,601	$-	$-

Cash Bonus	$-	$-	$-	$-	$-

Medical health benefits	$-	$-	$-	$-	$-

Intrinsic value of unvested stock options (5)	$-	$-	$13,273	$13,273	$13,273
Total Benefit	$436,800	$-	$348,874	$13,273	$13,273

(1)	Assumes 12/31 termination. Amount payable under each agreement varies based on the term remaining on the applicable employment agreement and, accordingly, does not reflect the amount of severance benefit that may be payable had a termination occurred on a different date. Generally, the executive is entitled to a severance benefit equal to the remaining salary payable over the course of the remaining term of the agreement, as if such early termination had not occurred. With the exception of Mr. Hedgepeth, who will receive such amount in a lump sum payment within five business days of termination, the amount payable will be paid in installments in accordance with the bank’s normal payroll practices.

(2)	Mr. Hedgepeth is also entitled to the total benefit set forth in this column if he terminates his own employment with “good reason” (which is commonly equated to an involuntary separation from service). He will be entitled to terminate his own employment for “good reason” if: (i) there is any material adverse change or diminution in his compensation, office, title, duties, powers, authority, responsibilities, or reporting structure without his consent, (ii) there is any material adverse change or diminution in his compensation or benefits, (iii) he is required to relocate to a place of work more than twenty (20) miles from Fayetteville, North Carolina or Dunn, North Carolina without his consent, or (iv) the Corporation materially breaches the employment agreement and fails to cure such breach.

(3)	Cash compensation is payable in a lump sum amount on the first day of the seventh month after the qualifying employment termination following the change in control (absent the prior death of the NEO). Reflects accelerated vesting of outstanding stock options upon a “change in control” (as defined in the 2010 Plan) pursuant to the terms of the underlying option grant agreements.

(4)	Assumes 12/31 termination. Amount payable under Mr. Hedgepeth’s and Mr. Tobin’s agreements varies based on the term remaining on the applicable employment agreement and, accordingly, does not reflect the amount of benefit that may be payable had a termination due to disability occurred on a different date. As referenced above, table does not reflect amounts that may be payable to our named executive officers under any benefit plan or other arrangement to the extent such plan or arrangement does not discriminate in scope, terms, or operation in favor of named executive officers of the Corporation and that are available generally to all salaried employees.

(5)	The intrinsic value of the option award is based on a share price of $12.64, the closing price of the Corporation’s common stock as of December 29, 2017. The amounts presented for each named executive officer equal the total number of unvested awards that accelerate times the value of each award. Stock option value is $12.64 minus the specified exercise price of the option.

Principal Executive Officer Pay Ratio

Methodology

The Dodd-Frank Wall Street Reform and Consumer Protection Act mandated that the Securities and Exchange Commission set a rule requiring public companies disclose in their proxy statement the pay ratio between their chief executive officer and their median employee for the most recently completed fiscal year. This year is the first year that public companies such as the Corporation must provide disclosure under the new pay ratio rule. In particular, the new rule requires disclosure of each of the following items:

1.	The annual total compensation of the company’s median employee;
2.	The annual total compensation of the company’s CEO;
3.	The ratio between the amounts disclosed in (1) and (2); and
4.	The methodology used to determine which employee is at the median compensation of all employees, excluding the CEO

As required by the SEC rule, we took the total remuneration, as shown in the Summary Compensation Table above, for CEO William L. Hedgepeth II, and we divided that number by the total remuneration for the employee with the median total compensation. We calculated annual total compensation for both the CEO and the median employee the same way, using the compensation disclosure requirements of applicable SEC rules for our named executive officers. More specifically, annual “total compensation” for 2017 means the aggregate of:

•	all cash salaries, bonuses and/or incentives, plus
•	the 2017 accrued cost to the Corporation for any stock awards and stock options that have yet to be fully exercised and paid out, plus
•	any matching contributions to the bank’s 401(k) plan for the employee during 2017, plus
•	any benefit accrual of other qualified or nonqualified pension and/or supplemental executive retirement plan (SERP), plus
•	the cost to the Corporation of any perquisites provided to the employee during the year including use of bank owned automobiles, mobile computers, mobile phones, social club dues, etc.

The “median employee” means the employee whose total compensation is at the middle of all other employees. In other words, 50% of the employees are paid more than the median employee, and 50% of the employees are paid less than the median employee. In identifying the median employee, we used the following methodology:

•	All employees were included in the analysis as the Corporation has no employees based outside of the United States;
•	We used December 31, 2017, as the fixed date for determining our median employee; and
•	We identified the median employee using the following compensation measure, which we consistently applied to all our employees: (i) total cash compensation based on payroll records, plus (ii) any employer paid medical, dental, and life insurance premiums, plus (iii) employer-paid 401(k) match, plus (iv) FICA expense paid by employer.

Findings

CEO Hedgepeth’s total compensation as defined above and shown in the Summary Compensation Table above was $509,160 in 2017. The total compensation for the median employee as defined above and calculated on the same basis as the CEO’s was $42,691 in 2017.

The result of dividing the CEO’s total compensation by the total compensation of the employee paid at the median is a multiple of the median employee’s total compensation. The Corporation’s CEO was paid 11.93 times the total compensation of the median employee. We calculated the same multiple for the two previous years, and, as shown below, the multiple has been declining as follows during the three-year period:

2017	11.93
2016	12.59
2015	12.73

When our peer banks disclose their CEO pay ratios, we expect that our ratio will compare favorably with theirs. The Compensation Committee of the Board of Directors has targeted the median total compensation of peer banks to pay in years when the bank’s performance is equal to the average of the peers, higher in years when we perform better than peers, and lower in years when we perform less than peers, adjusted for investment in long-term profitable growth.

To accomplish this targeting, a large percentage of our CEO’s total compensation will be at risk each year. As discussed elsewhere in this proxy statement, the Compensation Committee is implementing an annual incentive plan and requesting authority to implement a new long-term, stock-based incentive plan. These plans will put a meaningful percentage of the compensation of the CEO and the management team at risk each year.

CEO pay ratios like the one calculated above are going to prompt some good questions that shareholders, employees and even customers may ask. In the spirit of transparency, we offer the following perspectives.

It has been projected that you will see a range of CEO pay ratios from 10 times that of the median employee in some small start-up companies to over 400 times the median employee at very large companies. There are many reasons for these differences, but the greatest reason is that no matter how big your company gets there will only be one CEO, who is accountable to the shareholders, customers and employees for:

1.	building and maintaining a safe and sound banking enterprise that customers trust,
2.	that produces a favorable return to shareholders, and
3.	creates a good place to work for employees.

While there can only be one CEO, there are many employees with less demanding jobs, which do not require the individual to touch all facets of the organization and be accountable for the Corporation’s overall success. Select Bank had 204 full time equivalent employees on December 31, 2017. By definition, the position of the employee who is paid at the median of all employees, while important to our success, has far less accountability than our CEO position. In fact, half of the other employees have what might be deemed a job with less accountability, less demands, or less impact on the bank’s overall success than our median employee and half have a job that might be deemed to have more than our median employee. Select Bancorp, Inc., from its Board through its management team, cares about the internal equity of compensation. Employees in all positions are paid within a range that is anchored in the marketplaces where we compete for talent. Where market data is thin, we slot positions in ranges based on comparisons of the knowledge, skills, and abilities required by the jobs and adjust as required to maintain our competitive position in the market and the equity within our company.

Director Compensation

Board Fees. Each director receives a fee of $1,000 for each meeting of the Corporation’s Board of Directors attended, with the exception of the chairman, who receives $1,100 for each meeting of the Corporation’s Board of Directors attended. Members of all committees of the Board of Directors receive $400 for each committee meeting attended, with the exception of committee chairs, who receive $500 per committee meeting attended. In addition, all non-employee members of the Board of Directors receive a quarterly retainer of $2,000, with the exception of the chairman, who receives a quarterly retainer of $2,125.

The Corporation has instituted a Directors’ Deferral Plan whereby individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Directors’ fees deferred under the plan are used to purchase shares of the Corporation’s common stock by the administrator of the Deferral Plan, with such deferred compensation disbursed in the future as specified by the director at the time of his or her deferral election.

During 2017, the Corporation’s directors were also eligible to receive awards granted pursuant to the terms and conditions of the Corporation’s 2010 Plan. Details regarding options granted to our directors during 2017 are set forth in the below director compensation table.

The following table presents a summary of all compensation paid by the Corporation to its non-employee directors for their service as such during the year ended December 31, 2017.

DIRECTOR COMPENSATION TABLE

Name of Director(1)	Fees Earned or Paid in Cash	Option Awards(2)	All Other Compensation	Total

J. Gary Ciccone	$37,600	$38,605	$663	$76,868
Charles R. Davis(3)	0	0	0	0
James H. Glen, Jr.	25,800	38,605	2,792	67,197
Oscar N. Harris	28,700	38,605	463	67,768
Alicia Speight Hawk	31,400	38,605	1,140	71,145
Gerald W. Hayes	22,800	38,605	96	61,501
Ronald V. Jackson	22,200	38,605	548	61,353
John W. McCauley	26,700	38,605	491	65,796
Carlie C. McLamb, Jr.	28,200	38,605	531	67,336
V. Parker Overton	22,700	38,605	540	61,845
Anthony E. Rand	26,200	38,605	749	65,554
Sharon L. Raynor	21,500	38,605	281	60,386
K. Clark Stallings	26,200	38,605	928	65,733
W. Lyndo Tippett	28,600	38,605	824	68,029
Seth M. Wilfong(3)	0	0	0	0

(1)	Compensation paid to Mr. Hedgepeth, the Corporation’s only employee director, for his services as director is included in the Summary Compensation Table for named executive officers appearing above.

(2)	Calculated in accordance with FASB ASC Topic 718 and represents the fair value of stock options awarded based on the market price of the Corporation’s common stock on the date of grant of such award; the values do not represent actual cash compensation earned. With the exception of Messrs. Davis and Wilfong, each director was granted an option award on September 6, 2017 covering 7,000 shares of the Corporation’s common stock that, subject to satisfaction of a continued service requirement, vests in five equal annual installments with the first vesting date occurring on September 6, 2018.

(3)	Each of Messrs. Davis and Wilfong were appointed to the Corporation’s Board of Directors on December 15, 2017, following the closing of the Corporation’s acquisition of Premara Financial, Inc. and its subsidiary bank, Carolina Premier Bank. Not reflected in the compensation table is $15,046 that Mr. Davis received in connection with the cash out of his legacy warrants held in Premara Financial, Inc., as previously disclosed in the Corporation’s Registration Statement on Form S-4, as amended (SEC File No. 333-220670).

Set forth below is information on the aggregate outstanding option awards, including both exercisable and unexercisable options, at the most recent fiscal year end for the Corporation’s non-employee directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR NON-EMPLOYEE DIRECTORS

	Outstanding Option Awards
Name	Number of securities underlying unexercised option awards	Option exercise price ($ per share)	Option Expiration Date

J. Gary Ciccone	7,000	$11.27	09/06/27

Charles R. Davis	--	--	--

James H. Glen, Jr.	3,287	4.56	12/31/18
	3,342	4.22	12/17/19
	2,602	4.38	12/16/20
	2,739	4.93	12/15/21
	2,648	4.65	12/20/22
	7,000	11.27	09/06/27

Oscar N. Harris	7,000	11.27	09/06/27

Alicia Speight Hawk	3,397	4.56	12/31/18
	2,958	4.22	12/17/19
	2,693	4.38	12/16/20
	2,693	4.93	12/15/21
	2,511	4.65	12/20/22
	7,000	11.27	09/06/27

Gerald W. Hayes	7,000	11.27	09/06/27

Ronald V. Jackson	7,000	11.27	09/06/27

John W. McCauley	7,000	11.27	09/06/27

Carlie C. McLamb, Jr.	7,000	11.27	09/06/27

V. Parker Overton	3,232	4.56	12/31/18
	2,958	4.22	12/17/19
	2,602	4.38	12/16/20
	2,785	4.93	12/15/21
	2,511	4.65	12/20/22
	7,000	11.27	09/06/27

Anthony E. Rand	7,000	11.27	09/06/27

Sharon L. Raynor	7,000	11.27	09/06/27

K. Clark Stallings	3,068	4.56	12/31/18
	2,575	4.22	12/17/19
	2,556	4.38	12/16/20
	2,602	4.93	12/15/21
	2,328	4.65	12/20/22
	7,000	11.27	09/06/27

W. Lyndo Tippett	7,000	11.27	09/06/27

Seth M. Wilfong	--	--	--

PROPOSAL 2: APPROVAL OF

2018 OMNIBUS STOCK INCENTIVE PLAN

The Corporation’s Board of Directors, which we sometimes refer to herein as the “Board,” has reviewed and recommends that shareholders approve the Select Bancorp, Inc. 2018 Omnibus Stock Incentive Plan, which we refer to as the “2018 Plan.” The Board believes that the 2018 Plan is an important incentive for the Corporation’s employees and is critical to the Board’s ongoing effort to build shareholder value and align the interests of employees and directors with those of the Corporation’s shareholders. Equity awards are a significant part of the Corporation’s ability to attract, retain, and motivate people whose skills and performance are critical to the Corporation’s success. The Board of Directors believes that linking employee compensation to corporate performance through equity awards increases employee motivation to improve shareholder value.

Currently, the Corporation only has one active equity incentive plan out of which new awards may be granted, which is the 2010 Omnibus Stock Ownership and Long Term Incentive Plan, which we refer to as the 2010 Plan. As of December 31, 2017, there were only 52,760 shares of the Corporation’s common stock available for issuance for new awards under the 2010 Plan, and the 2010 Plan is scheduled to expire in July 2020. The Board of Directors believes that adopting the 2018 Plan will help the Corporation to ensure it has adequate equity awards available for the future to retain vital employee and director talent, as well as to attract new employees as the Corporation expands into new markets and looks to take advantage of the consolidation and employee displacement that has occurred in the recent wave of consolidation in the banking industry. If the 2018 Plan is approved by shareholders, the 2010 Plan will be frozen as to new grants and no new awards will be made under that plan.

The following is a summary of the principal features of the 2018 Plan. The summary is qualified by the full text of the 2018 Plan, attached to this proxy statement as Appendix A.

Key Provisions

Following are the key provisions of the 2018 Plan:

Provision of Plan	Description
Eligible Participants:	Employees, directors, and consultants of the Corporation, any parent or subsidiary of the Corporation, and any successor entity that adopts the 2018 Plan. As of December 31, 2017, there were approximately 202 employees and 15 non-employee directors who would be eligible to receive awards under the 2018 Plan.

Share Reserve:	•	Up to 600,000 shares of Corporation common stock
	•	The reserved shares will be reduced by one share for each share granted pursuant to stock options, stock appreciation rights, or other awards awarded under the 2018 Plan
	•	To the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, we will reduce the share reserve by the number of shares that we were entitled to issue upon such exercise or on the exercise of any related option, notwithstanding that cash was issued in lieu of such shares

Award Types:	•	Incentive stock options
	•	Nonstatutory stock options
	•	Stock appreciation rights
	•	Restricted stock awards
	•	Restricted stock unit awards

Vesting:	Determined by the Board of Directors.

Award Limits:	•	No individual recipient may receive an award of stock options or stock appreciation rights in any calendar year covering more than 120,000 shares.
	•	No individual recipient may receive an award of restricted stock or restricted stock units in any calendar year covering more than 48,000 shares.

Provision of Plan	Description
Repricings:	Repricing of outstanding awards is not permitted without the approval of the Corporation’s shareholders, except for certain ratable capitalization adjustments as set forth in the 2018 Plan.

Effective Date:	The 2018 Plan, which has been approved by the Board of Directors, will become effective upon approval of the 2018 Plan by the Corporation’s shareholders.

Plan Termination Date:	Ten years from effective date.

Administration

The 2018 Plan will be administered by the Corporation’s Board of Directors or a committee designated by the Board. With respect to grants of awards to our officers or directors, the 2018 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from section 16(b) of the Exchange Act. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2018 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, up to 600,000 shares of Corporation common stock may be issued under the 2018 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2018 Plan may not receive options or stock appreciation rights covering more than 120,000 shares in any year. Similarly, a participant may not receive an award of restricted stock or restricted stock units in any calendar year covering more than 48,000 shares. Any shares covered by an award that are forfeited, canceled, or expire will be deemed to have not been issued for purposes of determining the maximum aggregate number of shares that may be issued under the 2018 Plan. Shares that actually have been issued under the 2018 Plan pursuant to an award will not be returned to the 2018 Plan and shall not become available for future issuance under the 2018 Plan other than unvested shares that are forfeited or repurchased by the Corporation. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Corporation will be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares that it was entitled to issue upon such exercise or on the exercise of any related option, notwithstanding that cash was issued in lieu of such shares. Shares of common stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of options will not be available for awards under the 2018 Plan.

Eligibility and Types of Awards

The 2018 Plan permits the Corporation to grant stock awards, including stock options and stock appreciation rights, to the Corporation’s employees, directors, and consultants.

Stock Options. A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or one not qualifying as an incentive stock option (which we refer to herein as a “nonstatutory stock option”). However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Corporation’s common stock on the date of grant. Options granted under the 2018 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2018 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Corporation, or any of its affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with the Corporation, for cause, the optionholder’s right to exercise such holder’s options will terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with the Corporation, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any otherwise exercisable options for a period of 12 months. The option term may be extended if exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2018 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

The aggregate fair market value, determined at the time of grant, of shares of the Corporation’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2018 Plan may not exceed $100,000. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of the Corporation’s stock or any of its affiliates may qualify as an incentive stock option only if (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2018 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable, net of any required tax withholdings.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2018 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock. Restricted stock awards are awards of shares of the Corporation’s common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Corporation.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Corporate Transactions

Effective upon the consummation of a corporate transaction (as defined in the 2018 Plan), all outstanding awards under the 2018 Plan generally will terminate. However, all such awards will not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator will have the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2018 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2018 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction will remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2018 Plan, except that it may not amend the 2018 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2018 Plan without the Corporation’s shareholders’ approval if such approval is then required pursuant to section 422 of the Code, the Treasury Regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the 2018 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2018 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2018 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Corporation will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, other limitations in the Code for deducting compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for sales of the shares in a disqualifying disposition, basis adjustments computing alternative minimum taxable income on a subsequent sale of the shares, and tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income because of the grant of such an option so long as (a) the exercise price is equal to the fair market value of the stock on the date of grant and (b) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Generally, the Corporation will be entitled (subject to the requirement of reasonableness, other limitations in the Code for deducting compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Corporation generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale proceeds and the fair market value on the determination date, will be taxed as capital gain or loss. Loss will be limited, however, on shares for which a Code section 83(b) election was made if they are forfeited or repurchased by the Corporation at less than fair market value, so that only the amount paid for the shares, and not any amount recognized as ordinary income on the determination date, is taken into account for computing any loss. Gain or loss on sale of the shares will be long-term or short-term depending on whether the stock was held for more than one year after the determination date. We generally will be entitled (subject to the requirement of reasonableness, other limitations in the Code for deducting compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Corporation generally will be entitled (subject to the requirement of reasonableness, other limitations in the Code for deducting compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and us with respect to the grant and exercise of options and other awards under the 2018 Plan. The summary does not purport to be complete and does not address all income tax laws that may be relevant to any particular participant. It does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 approving the corporation’s 2018 omnibus stock incentive plan.

PROPOSAL 3: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Corporation’s independent registered public accounting firm for 2018. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Corporation has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements.

The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2017 and 2016.

Fees Billed and Description of Services	2017		2016

Audit Fees, includes fees for the audit of our annual financial statements, review of financial statements included in quarterly reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings	$260,000	(1)	$194,000

Audit-Related Fees, includes fees billed for assurance and related services related to the performance of the audit or review of financial statements not included in category above	-0-		-0-

Tax Fees, including fees billed for tax compliance, tax advice, and tax planning	16,000		15,000

All Other Fees	-0-		-0-

Total Fees	$276,000		$209,000

(1)	Includes fees for review of the Corporation’s registration statement (and related amendment) and incremental audit work associated with the Premara Financial, Inc. acquisition.

All services rendered by Dixon Hughes Goodman LLP during 2017 were subject to pre-approval by the Audit and Risk Management Committee. The Audit and Risk Management Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit and Risk Management Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 RATIFYING DIXON HUGHES GOODMAN LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

Report of the Audit and Risk Management Committee

The Audit and Risk Management Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit and Risk Management Committee assesses the performance and independence of the Corporation’s independent auditors and recommends their appointment and retention. The Audit and Risk Management Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2017, the Audit and Risk Management Committee reviewed and discussed the audited financial statements with management. The Audit and Risk Management Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit and Risk Management Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit and Risk Management Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as independent auditors for 2018.

This report is submitted by the Audit and Risk Management Committee:

J. Gary Ciccone	Anthony E. Rand
James H. Glen, Jr.	W. Lyndo Tippett
Oscar N. Harris

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2019 ANNUAL MEETING

It is anticipated that the 2019 Annual Meeting will be held on a date during May 2019. Any proposal of a shareholder which is intended to be presented at the 2019 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than December 3, 2018, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2019 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by February 15, 2019, for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to Brenda B. Bonner, Vice President and Secretary, Select Bancorp, Inc. 700 West Cumberland Street, Dunn, North Carolina 28334, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

Internet and Electronic Availability of Proxy Materials

As required by applicable SEC rules and regulations, the Corporation has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC, by logging on at www.investorvote.com/SLCT.

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2017 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MARK A. JEFFRIES, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SELECT BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our corporate secretary at the Corporation’s offices at 700 West Cumberland Street, Dunn, North Carolina 28334 or at (910) 892-7080. Upon written or oral request to the corporate secretary, the Corporation will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

Appendix A

Select bancorp, Inc.

2018 omnibus STOCK INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s shareholders; and to promote the success of the Company’s business.

2.             Definitions. The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)           “Administrator” means the Plan Administrator as described in Section 4.

(b)           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of North Carolina, and, to the extent other than North Carolina, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)           “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)           “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e)           “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i)            that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a change in control (as defined in such agreement), such definition of “Cause” shall not apply until a change in control actually occurs; or

(ii)           in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the removal of the Grantee from office or permanent prohibition of the Grantee from participating in the affairs of the Company or any Related Entity by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or any other Applicable Law; (D) the occurrence of any event that results in the Grantee being excluded from coverage, or having coverage limited for the Grantee, under the Company’s or any Subsidiary’s blanket bond or other fidelity or insurance policy covering its directors, officers, or employees; (E) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (F) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; of (G) the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (H) if the Grantee is an Employee, the grantee’s failure to follow the reasonable instructions of the Board or such grantee’s direct supervisor, which failure, if curable, is not cured within ten (10) days after notice to such grantee or, if cured, recurs within one hundred eighty (180) days.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i)            “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(j)            “Common Stock” means the Company’s common stock, par value $1.00 per share.

(k)           “Company” means Select Bancorp, Inc., a North Carolina corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)            “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)          “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six (6) months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option beginning on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(n)           “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)            a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)          the complete liquidation or dissolution of the Company;

(iv)          any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)           acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(o)           “Data” has the meaning set forth in Section 22 of this Plan.

(p)           “Director” means a member of the Board or the board of directors of any Related Entity.

(q)           “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r)            “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s)           “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(t)            “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.

(u)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i)            If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board and the systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(w)          “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y)           “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)            “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)         “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(bb)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)          “Performance Period” means the time period during which specified performance criteria must be met in connection with the vesting of an Award as determined by the Administrator.

(dd)         “Plan” means this Select Bancorp, Inc. 2018 Omnibus Stock Incentive Plan, as amended.

(ee)         “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(ff)           “Related Entity” means any Parent or Subsidiary of the Company.

(gg)         “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(hh)        “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii)           “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended, and includes any successor provisions thereto.

(jj)           “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(kk)         “Share” means a share of the Common Stock.

(ll)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(mm)       “Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3.             Stock Subject to the Plan.

(a)           Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Six Hundred Thousand (600,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan, except that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of a SAR pursuant to Section 6(m), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of Shares that it was entitled to issue upon such exercise or on the exercise of any related Option, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

4.             Administration of the Plan.

(a)           Plan Administrator.

(i)            Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)           Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b)           Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c)           Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)            to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)           to determine whether and to what extent Awards are granted hereunder;

(iii)          to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)          to approve forms of Award Agreements for use under the Plan;

(v)           to determine the type, terms and conditions of any Award granted hereunder;

(vi)          to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions that are inconsistent with the provisions of the Plan;

(vii)         to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(viii)        to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)           to institute an option exchange program;

(x)            to make other determinations as provided in this Plan; and

(xi)           to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.             Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.             Terms and Conditions of Awards.

(a)           Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b)           Designation of Award. Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted that fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall be a Non-Qualified Stock Option.

(c)           Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d)           Performance-Based Awards. The Administrator may include in an Award provisions such that the vesting or other realization of an Award by a Grantee will be subject to the achievement of certain performance criteria as the Administrator may determine over the course of a Performance Period determined by the Administrator.

(i)            The performance criteria will be established by the Administrator and may include any one of, or combination of, the following criteria:

(A)	Net earnings or net income (before or after taxes);

(B)	Earnings per share;

(C)	Asset growth;

(D)	Net operating profit;

(E)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)	Cash flow per share;

(H)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)	Gross or operating margins;

(J)	Productivity ratios;

(K)	Share price (including, but not limited to, growth measures and total shareholder return);

(L)	Expense targets or ratios;

(M)	Charge-off levels and asset quality;

(N)	Improvement in or attainment of revenue levels;

(O)	Deposit growth;

(P)	Margins;

(Q)	Operating efficiency;

(R)	Operating expenses;

(S)	Economic value added;

(T)	Improvement in or attainment of expense levels;

(U)	Improvement in or attainment of working capital levels;

(V)	Debt reduction;

(W)	Capital targets; and

(X)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii)           The Administrator may provide in any grant of an Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items (as defined below) for the applicable Performance Period, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. For this purpose, “Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under United States generally accepted accounting principles.

(iii)          Before the 90th day of the applicable Performance Period (or, if the Performance Period is less than one year, no later than the number of days which is equal to 25% of such Performance Period), the Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of the such criteria.

(iv)          Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Awards for such Performance Period. A Grantee will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance criteria for such Performance Period are achieved. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Grantee remained employed through the end of the Performance Period.

(v)           Payment of the Award to a Grantee shall be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e)           Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f)            Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g)           Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)           Individual Award Limit. No Grantee may be granted an Award of Options or SARs in any calendar year with respect to more than One Hundred Twenty Thousand (120,000) Shares, or an Award of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, or other Awards that are valued with reference to shares covering more than Forty-Eight Thousand (48,000) Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13 below.

(i)            Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)            Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)           Transferability of Awards. Unless the Administrator provides otherwise, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)            Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)          Stock Appreciation Rights. A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any participant shall relate to such number of Shares as shall be determined by the Administrator, subject to adjustment as provided in Section 13. In the case of a SAR granted with respect to an Option, the number of Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of a SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of Shares which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(i)            the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to an Option, the exercise price of the Shares under the Option or (2) in the case of a SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii)           the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of a SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of a SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(m) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.

7.             Award Exercise or Purchase Price, Consideration and Taxes.

(a)           Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.

(i)            In the case of an Incentive Stock Option:

(1)               granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(2)               granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)          In the case of other Awards, such price as is determined by the Administrator.

(iv)          Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)           Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)            cash;

(ii)           check;

(iii)          delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law); provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes;

(iv)          surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(v)           with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(vi)          with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vii)         past or future services actually or to be rendered to the Company or a Related Entity;

(viii)        any combination of the foregoing methods of payment; or

(ix)           any other method approved by the Administrator.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or that otherwise restrict one or more forms of consideration.

8.             Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9.             Tax Withholding.

(a)               Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b)               The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i)            paying cash;

(ii)           electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii)          delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

(iv)          selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v)           retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or

(vi)          any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

10.           Rights As a Shareholder.

(a)           Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a shareholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto) nor shall cash dividends or dividend equivalents accrue or be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b)           Other Awards. In the case of Awards other than Restricted Stock, except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a shareholder, nor will dividends or dividend equivalents accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11.           Exercise of Award.

(a)           Procedure for Exercise.

(i)            Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii)           An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b)           Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c)           Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d)           Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e)           Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

12.           Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a)           If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b)           As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)           Subject to Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d)           No fractional Shares shall be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13.           Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

14.           Corporate Transactions.

(a)           Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)           Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.

(c)           Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15.           Effective Date and Term of Plan. The Plan shall become effective at such time as it has been (a) approved by the Company’s shareholders and (b) adopted by the Board. Shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to the preceding sentence and the Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

16.           Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the shareholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i)            increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii)           modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii)          modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv)          extend the expiration date of the Plan; and

(v)           except as provided in Section 13 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s shareholders.

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)           No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.

17.           Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20.           Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21.           Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

22.           Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

23.           Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, the Award Agreement evidencing any Award that is not exempt from the requirements of Section 409A of the Code shall contain provisions such that the Award will comply with the requirements of Section 409A of the Code and avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of the Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

24.           Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SELECT BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on Monday, May 21, 2018.

Vote by Internet

- Go to **www.investorvote.com/SLCT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:
Proposal to elect the below eight nominees to terms of 1, 2, or 3 years.

Nominee	For	Withhold
01 - Oscar N. Harris (1 Year Term)	☐	☐
02 - W. Lyndo Tippett (1 Year Term)	☐	☐
03 - James H. Glen, Jr. (2 Year Term)	☐	☐
04 - Alicia S. Hawk (3 Year Term)	☐	☐
05 - John W. McCauley (3 Year Term)	☐	☐
06 - Sharon L. Raynor (3 Year Term)	☐	☐
07 - Seth M. Wilfong (3 Year Term)	☐	☐
08 - Charles R. Davis (3 Year Term)	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve the Select Bancorp, Inc. 2018 Omnibus Stock Incentive Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Corporation's independent registered public accounting firm for 2018.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 6 4 4 5 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02SXWB

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Select Bancorp, Inc. Shareholders

Tuesday, May 22, 2018, 10:00 a.m. Local Time
Fairfield Inn & Suites
688 Jackson Road, Dunn, NC 28334

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Annual Meeting Materials are available on-line at:
www.investorvote.com/SLCT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy — Select Bancorp, Inc.

Notice of 2018 Annual Meeting of Shareholders
May 22, 2018, 10:00 a.m.

Appointment of Proxy Solicited by Board of Directors for Annual Meeting

The undersigned hereby appoints Carlie C. McLamb, Jr., J. Gary Ciccone, and K. Clark Stallings (the "Proxies"), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc., Dunn, North Carolina (the "Corporation") held of record by the undersigned on March 23, 2018, at the Annual Meeting of Shareholders of the Corporation to be held at the Fairfield Inn & Suites, 688 Jackson Road, Dunn, North Carolina 28334, at 10:00 a.m. on May 22, 2018, and at any adjournments thereof.

The undersigned hereby directs that the shares represented by this appointment of proxy be voted as directed herein. In the absence of any instructions, the Proxies will vote such shares "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2 and 3. If, at or before the time of the Annual Meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the Proxies are hereby granted discretion to vote for a substitute nominee or nominees.

On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

(Items to be voted appear on reverse side.)

SELECT BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:
Proposal to elect the below eight nominees to terms of 1, 2, or 3 years.

Nominee	For	Withhold
01 - Oscar N. Harris (1 Year Term)	☐	☐
02 - W. Lyndo Tippett (1 Year Term)	☐	☐
03 - James H. Glen, Jr. (2 Year Term)	☐	☐
04 - Alicia S. Hawk (3 Year Term)	☐	☐
05 - John W. McCauley (3 Year Term)	☐	☐
06 - Sharon L. Raynor (3 Year Term)	☐	☐
07 - Seth M. Wilfong (3 Year Term)	☐	☐
08 - Charles R. Davis (3 Year Term)	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve the Select Bancorp, Inc. 2018 Omnibus Stock Incentive Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Corporation's independent registered public accounting firm for 2018.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 6 4 4 5 5 2

02SXXB

Annual Meeting Materials are available on-line at:
www.investorvote.com/SLCT

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy — Select Bancorp, Inc.

Notice of 2018 Annual Meeting of Shareholders
May 22, 2018, 10:00 a.m.

Appointment of Proxy Solicited by Board of Directors for Annual Meeting

The undersigned hereby appoints Carlie C. McLamb, Jr., J. Gary Ciccone, and K. Clark Stallings (the "Proxies"), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc., Dunn, North Carolina (the "Corporation") held of record by the undersigned on March 23, 2018, at the Annual Meeting of Shareholders of the Corporation to be held at the Fairfield Inn & Suites, 688 Jackson Road, Dunn, North Carolina 28334, at 10:00 a.m. on May 22, 2018, and at any adjournments thereof.

The undersigned hereby directs that the shares represented by this appointment of proxy be voted as directed herein. In the absence of any instructions, the Proxies will vote such shares "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2 and 3. If, at or before the time of the Annual Meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the Proxies are hereby granted discretion to vote for a substitute nominee or nominees.

On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

(Items to be voted appear on reverse side.)